--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/X/  Preliminary proxy statement
/ /  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          THE LINCOLN ELECTRIC COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          THE LINCOLN ELECTRIC COMPANY
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies: ______
         ______________________________________________________________________
     (2) Aggregate number of securities to which transaction applies:__________
         ______________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:___________________________________
     (4) Proposed maximum aggregate value of transaction:______________________

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:_______________________________________________
     (2) Form, schedule or registration statement no.:_________________________
     (3) Filing party:_________________________________________________________
     (4) Date filed:___________________________________________________________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          THE LINCOLN ELECTRIC COMPANY
                             22801 ST. CLAIR AVENUE
                           CLEVELAND, OHIO 44117-1199

Dear Shareholder:

     You are cordially invited to attend your Company's Annual Meeting of Shareholders at 7:00 p.m., Eastern Daylight Time, Tuesday, May 23, 1995, at Landerhaven, 6111 Landerhaven Drive, Mayfield Heights, Ohio 44124. A map showing the location of Landerhaven is on the back cover. A notice of the Annual Meeting and the proxy statement follow. You also will find enclosed a proxy card and an envelope in which to return it. If you cannot attend, or if you plan to be present but want the proxy holders to vote your shares, please sign, date, and return the card at your earliest convenience. I look forward to seeing you on the 23rd of May.

     Your voting participation is especially important this year. In addition to the election of Directors and ratification of the Company's independent auditors, you are being asked to approve an amendment to the Company's Articles of Incorporation to create a new class of non-voting common stock (the "Recapitalization Amendment"), as well as related changes to the Company's Articles of Incorporation and Code of Regulations. Promptly following adoption of the Recapitalization Amendment, your Board of Directors intends to authorize a dividend of one share of such non-voting stock for each outstanding share of the Company's common stock.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE RECAPITALIZATION AMENDMENT. The Board of Directors believes that the Recapitalization Amendment is in the best interests of the Company and its shareholders. The Board of Directors believes that creation of a capital structure with both voting and non-voting common shares would offer a number of potential benefits to the Company, including flexibility in future financings and enhanced shareholder liquidity.

     Accordingly, your Board of Directors requests your participation in person or by proxy in this year's Annual Meeting of Shareholders.

                                            Sincerely,

                                            DONALD F. HASTINGS
                                            Chairman and Chief Executive Officer

                          THE LINCOLN ELECTRIC COMPANY
                             22801 ST. CLAIR AVENUE
                           CLEVELAND, OHIO 44117-1199

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

The annual meeting of shareholders of The Lincoln Electric Company will be held at Landerhaven, 6111 Landerhaven Drive, Mayfield Heights, Ohio 44124, on Tuesday, May 23, 1995 at 7:00 p.m., Eastern Daylight Time, for the following purposes:

          (1) To elect four directors, each to serve for a term of three years and until a successor shall have been elected and qualified.

          (2) To consider and act upon the Recapitalization Amendment set forth in the accompanying proxy statement, including proposed Amendments to Articles Fourth, Fifth and Sixth of the Amended and Restated Articles of Incorporation of the Company.

          (3) To consider and act upon, in the event the Recapitalization Amendment is approved, a conforming Amendment to Article Eighth of the Amended and Restated Articles of Incorporation of the Company.

          (4) To consider and act upon proposed Amendments to Articles VI and VII, and the proposed deletion of Article VIII, of the Code of Regulations of the Company.

          (5) To consider and act upon the 1995 Lincoln Stock Purchase Plan.

          (6) To ratify and approve the selection of Ernst & Young LLP as independent auditors of the Company for the year 1995.

          (7) To consider and act upon the shareholder proposal set forth in the accompanying proxy statement, if presented to the meeting.

          (8) To transact such other business as may properly come before such meeting.

The Board of Directors has fixed the close of business on April 14, 1995 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

Dinner will be served at Landerhaven at 5:45 p.m. prior to the meeting.

Admission to the dinner and meeting will be by ticket only or upon presentation of other acceptable identification. Please indicate on the proxy card if you plan to attend, and a ticket of admission will be mailed to you.

                                            FREDERICK G. STUEBER
                                            Vice President, General Counsel and
                                            Secretary

April 24, 1995

                       IMPORTANT - YOUR PROXY IS ENCLOSED

 PLEASE SIGN, DATE AND RETURN YOUR ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.

                          PRELIMINARY PROXY STATEMENT

                              DATED MARCH 31, 1995

                          THE LINCOLN ELECTRIC COMPANY
                             22801 ST. CLAIR AVENUE
                           CLEVELAND, OHIO 44117-1199

                                PROXY STATEMENT
                                ---------------
                                 APRIL 24, 1995

     This statement is furnished in connection with the solicitation by the Board of Directors of The Lincoln Electric Company (the "Company") of proxies to be used at the Annual Meeting of shareholders of the Company to be held on May 23, 1995. This Proxy Statement and the related form of proxy are being first sent to shareholders on or about the date of this statement.

     If the enclosed proxy card is signed and returned, the shares represented by it will be voted. A shareholder, without affecting any vote previously taken, may revoke his proxy by the execution and delivery to the Company of a later proxy with respect to the same shares, or by giving notice to the Company in writing before or at the open meeting. The presence at the Annual Meeting of the person appointing a proxy does not in and of itself revoke the appointment.

     At the close of business on April 14, 1995, the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, the Company had outstanding and entitled to vote [10,514,324] shares of Common Stock ("Old Common Stock") and [499,840] shares of Class A Common Stock ("Old Class A Common Stock"). Each share of Old Common Stock and Old Class A Common Stock is entitled to one vote on each matter brought before the meeting.

     In addition to the solicitation of proxies by the use of the mails, the Company may solicit the return of proxies in person and by telephone and telecopy. Brokerage houses, banks and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. The cost of the solicitation of proxies will be borne by the Company. The Company intends to utilize Corporate Investor Communications, Inc. as a proxy solicitor and expects costs
of solicitation to be approximately $       , including a fee payable to
Corporate Investor Communications, Inc. of approximately $3,500.

     At the Annual Meeting, the results of shareholder voting will be tabulated by the inspector of elections appointed for the Annual Meeting. Under Ohio law and the Company's Amended and Restated Articles of Incorporation (the "Articles") and Code of Regulations (the "Regulations"), properly signed proxies that are marked "abstain" or are held in "street name" by brokers and not voted on one or more of the items before the meeting (if otherwise voted on at least one item) will be counted for purposes of determining whether a quorum has been achieved at the Annual Meeting. Votes withheld in respect of the election of Directors will not be counted in determining the election of Directors. Abstentions and broker non-votes in respect of Items 2, 3, 4, 5, 6 and 7 will have the same effect as votes against such items.

                             ELECTION OF DIRECTORS
                             ---------------------

     The Company's Regulations provide for three classes of Directors whose terms expire in different years. The class of Directors to be elected in 1995, who will hold their positions for a term of three years and until the election of their successors, has been fixed at four. Unless otherwise directed, proxies in the accompanying form will be voted in favor of electing to that class:
Frederick W. Mackenbach, Lawrence O. Selhorst, Craig R. Smith and Kathryn Jo Lincoln. Messrs. Mackenbach, Selhorst and Smith have been previously elected as Directors by the shareholders. Ms. Lincoln is a new, non-employee Director Nominee. If any of the Director

Nominees should become unavailable, it is intended that the proxies will be voted as the Board of Directors shall determine. The Company has no reason to believe that any of the Director Nominees will be unavailable. The four Director Nominees receiving the greatest number of votes will be elected as Directors of the Company.

     The following table sets forth information concerning the Director Nominees and the Directors whose terms of office will continue after the meeting:

---------------------------------------------------------------------------------------------
      NOMINEES FOR TERMS ENDING IN 1998                      CURRENT EMPLOYMENT
---------------------------------------------------------------------------------------------
Kathryn Jo Lincoln                              Vice Chair of The Lincoln Institute of Land
                                                Policy and Vice President of The Lincoln
                                                Foundation, Inc. (non-profit corporations for
                                                educational purposes)
Age -- 40
---------------------------------------------------------------------------------------------
Frederick W. Mackenbach                         President and Chief Operating Officer of the
  Director since 1992                           Company
  Member -- Finance Committee
Age -- 64
Mr. Mackenbach was elected President of the Company on August 1, 1992 and Chief Operating
Officer of the Company on November 1, 1992. Prior to that time, he served as President of
Lincoln Electric Mexicana S.A. de C.V. and President of Lincoln Electric South America, Inc.
---------------------------------------------------------------------------------------------
Lawrence O. Selhorst                            Chairman of the Board and Chief Executive
  Director since 1992                           Officer of American Spring Wire Corporation
  Member -- Audit Committee and                 (manufacturer of specialty wires)
            Nominating Committee
Age -- 62
Mr. Selhorst was a director of RB&W Corporation until its acquisition by Park-Ohio
Industries, Inc. in 1995.
---------------------------------------------------------------------------------------------
Craig R. Smith                                  Former Chairman and Chief Executive Officer
  Director since 1992                           of Ameritrust Corporation (banking)
  Member -- Audit Committee and
            Finance Committee
Age -- 69
Mr. Smith was Chairman and Chief Executive Officer of Ameritrust Corporation from 1990 until his retirement in 1992; Retired Chairman and Chief Executive Officer, The Warner & Swasey
Company; Retired Chairman and prior thereto interim Chief Executive Officer, Ransburg
Corporation.
----------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
      DIRECTORS WHOSE TERMS END IN 1997                      CURRENT EMPLOYMENT
---------------------------------------------------------------------------------------------------
Donald F. Hastings                              Chairman of the Board and Chief Executive
  Director since 1980                           Officer of the Company
Age -- 66
Mr. Hastings was elected Chairman of the Board and Chief Executive Officer of the Company on
August 1, 1992. Prior to that time, he served as President and Chief Operating Officer of the Company.
---------------------------------------------------------------------------------------------------
Hugh L. Libby                                   Chairman of the Board and Chief Executive
  Director since 1985                           Officer of Libby Corp. (manufacturer of diesel/gas
  Member -- Compensation Committee and          turbine generator sets and aircraft ground power
            Nominating Committee                units)
Age -- 69
---------------------------------------------------------------------------------------------------
David C. Lincoln                                Chairman of the Board and Chief Executive
  Director since 1958                           Officer of Lincoln Laser Co. (manufacturer of
  Member -- Compensation Committee and          laser scanning equipment)
            Finance Committee
Age -- 69
---------------------------------------------------------------------------------------------------
G. Russell Lincoln                              Chairman of the Board and Chief Executive
  Director since 1989                           Officer of Algan, Inc. (manufacturer of industrial
  Member -- Compensation Committee and          coatings and chemicals for the printing industry)
            Nominating Committee
Age -- 48
---------------------------------------------------------------------------------------------------
Henry L. Meyer, III                             Chairman of the Board and Chief Executive
  Director since 1994                           Officer of Society National Bank
  Member -- Finance Committee and
            Nominating Committee
Age -- 45
Mr. Meyer was elected President and Chief Operating Officer of Society National Bank in 1990
and Chief Executive Officer in 1993 prior to his election as Chairman of the Board and
Chief Executive Officer in 1994. Prior to his election in 1994 as Senior Executive Vice
President and Chief Banking Officer of KeyCorp (formerly known as Society Corporation), the parent of Society National Bank, Mr. Meyer served as Vice Chairman of the Board and Executive
Vice President of Society Corporation.
---------------------------------------------------------------------------------------------------
Frank L. Steingass                              Chairman of the Board and President of
  Director since 1971                           Buehler/Steingass, Inc. (commercial printers)
  Member -- Audit Committee and
            Nominating Committee
Age -- 55
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
      DIRECTORS WHOSE TERMS END IN 1996                      CURRENT EMPLOYMENT
---------------------------------------------------------------------------------------------
Harry Carlson                                   Vice Chairman of the Company
  Director since 1973
  Member -- Finance Committee
Age -- 60
Mr. Carlson was elected Vice Chairman of the Company in 1991. Prior to that time, he was Vice
President of the Company.
---------------------------------------------------------------------------------------------
David H. Gunning                                Chairman, President and Chief Executive
  Director since 1987                           Officer of Capitol American Financial Corp.
  Member -- Compensation Committee and          (insurance company)
               Finance Committee
Age -- 52
Mr. Gunning was elected Chairman, President and Chief Executive Officer of Capitol American
Financial Corp. in 1993. Prior to that time, he was a partner in the law firm of Jones,
Day, Reavis & Pogue.
---------------------------------------------------------------------------------------------
Edward E. Hood, Jr.                             Retired
  Director since 1993
  Member -- Compensation Committee and
               Finance Committee
Age -- 64
Mr. Hood was Vice Chairman of the Board and Executive Officer of The General Electric Company
until his retirement in 1993. Mr. Hood is a director of Flightsafety International, Inc.,
Lockheed Martin Corporation and Gerber Scientific Inc.
---------------------------------------------------------------------------------------------
Paul E. Lego                                    President of Intelligent Enterprises
  Director since 1993                           (Consulting)
  Member -- Compensation Committee and
               Finance Committee
Age -- 64
Mr. Lego has served as President of Intelligent Enterprises since 1993. Prior to that time, he was Chairman and Chief Executive Officer of Westinghouse Electric Corporation. Mr. Lego
is a director of Consolidated Natural Gas Company, PNC Bank Realty Holding Company, USX
Corporation and Commonwealth Aluminum Corp.
---------------------------------------------------------------------------------------------
Emma S. Lincoln                                 Retired
  Director since 1989
  Member -- Audit Committee and
               Compensation Committee
Age -- 72
Ms. Lincoln has been retired from the practice of law during the past five years.
---------------------------------------------------------------------------------------------

     Unless otherwise noted, each of the Directors and Director Nominees has had the principal occupation indicated for more than five years.

                              FAMILY RELATIONSHIPS
                              --------------------

     Kathryn Jo Lincoln is David C. Lincoln's daughter. Three Directors are related to G. Russell Lincoln as follows: Emma S. Lincoln, stepmother; Frank L. Steingass, first cousin; and Harry Carlson, first cousin by marriage. Three other Directors are related to Emma S. Lincoln as follows: David C. Lincoln, first cousin by marriage; Frank L. Steingass, nephew by marriage; and Harry Carlson, nephew by marriage.

                                BOARD COMMITTEES
                                ----------------

     The Board of Directors maintains, among other committees, an Audit Committee, a Finance Committee, a Nominating Committee and a Compensation Committee, the members of which are identified on pages 4, 5 and 6 of this Proxy Statement.

     The Audit Committee met 6 times in 1994. The Audit Committee recommends engagement of the independent auditors, reviews the arrangement and scope of the audit, reviews the financial statements and performance of the independent auditors, reviews the activities and recommendations of the Company's internal auditors, considers comments made by the independent auditors with respect to the Company's system of internal accounting control, reviews internal accounting procedures and controls with the Company's financial and accounting staff and reviews non-audit services provided by the Company's independent auditors.

     The Compensation Committee met 6 times in 1994. The Compensation Committee reviews the salary levels of the executive officers and administrative personnel of the Company, including all compensation arrangements, the Retirement Annuity Program and all other employee benefit programs, other than health and welfare programs.

     The Nominating Committee met 6 times in 1994. The Committee evaluates the composition of the Board of Directors and makes recommendations to the Board of Directors as to nominees (including any nomination of qualified candidates submitted in writing by shareholders to the Corporate Secretary) for Director to be submitted to the shareholders. The second function of the Nominating Committee is to advise and make recommendations with respect to executive officer positions in the Company.

     The Finance Committee met 7 times in 1994. The Finance Committee considers in more detail than is possible in full Board of Director meetings matters relating to the financial operation of the Company. Deliberations of the Finance Committee result in (a) a report to the Board of Directors accompanied by any recommendations the Finance Committee deems appropriate; (b) interaction with management on matters under the purview of the Finance Committee; and (c) discussions with management on changes in such matters, which if appropriate are reported to the Board of Directors.

                          DIRECTORS' MEETINGS AND FEES
                          ----------------------------

     Those Directors who are not employees are paid as follows: annual retainer, $20,000, $10,000 of which is payable in restricted voting shares, which vests at the earlier of three years, death or retirement from the Board of Directors; Board meeting fee, $1,000; annual retainer for each committee membership, $2,000; and committee meeting fee, $800. In 1994, the respective amounts paid to non-employee Directors were $10,000, $800, $2000 and $400. Each committee chair is also paid an annual fee of $2,000. In 1994, the Chairman of a Board Committee received an additional $400 per meeting.

     Six meetings of the Board of Directors were held during 1994. All Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which such Director served.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
               -------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers to file reports of ownership and changes in ownership with respect to the securities of the Company with the Securities and Exchange Commission (the "Commission") and to furnish copies of these reports to the Company. Based on a review of these reports, the Company believes that for 1994, all filing requirements were met on a timely basis except as follows: John M. Stropki, Senior Vice President -- Sales, filed a Form 5 which reported the purchase of Old Common Stock in November, 1994; Harry C. Handlin, a retired officer of the Company, filed a Form 5 which reported the purchase of Old Common Stock in September and October, 1994; Messrs. Stropki's and Handlin's Form 5s were also filed 2 days late owing to clerical oversight along with the Form 5s filed by Emma S. Lincoln, Harry Carlson and John H. Weaver, Vice
President -- Export Sales, which were completed in a timely manner; and David C. Lincoln filed a Form 4 on March 30, 1994 reporting the January acquisition of 30,000 shares of Old Common Stock by The Lincoln Fund.

                    COMMON STOCK OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS
                           -------------------------

     The following table sets forth certain information regarding ownership of the Company's common stock as of March 1, 1995 by the Directors and Director Nominees, each of the named Executive Officers, all Directors and the Executive Officers as a group and by any other persons or "groups" (as that term is used in the Securities Exchange Act of 1934) known to the Company as of that date to be an owner of more than 5% of each class of the outstanding common stock of the Company and of the outstanding common stock in the aggregate. Unless otherwise indicated, voting and investment power with respect to common stock reported in this table is not shared with others.

     The Company has two classes of voting securities, Old Common Stock and Old Class A Common Stock, which vote together as one class on all matters unless otherwise provided by law. Old Class A Common Stock has been issued by the Company only to the trust established by the profit-sharing plan, The Lincoln Electric Employee Stock Ownership Plan (the "ESOP"). Aside from a small number of shares distributed in-kind to employees upon separation from the Company, the trust holds of record all of the shares of Old Class A Common Stock, which are the only shares it owns. No other person identified below owns any shares of Old Class A Common Stock. Two percentages of equity ownership are set forth below: percentage ownership by class, and percentage ownership of all outstanding voting shares, aggregating the Old Common Stock and Old Class A Common Stock.

                                              NUMBER OF SHARES
        NON-OFFICER DIRECTORS AND            BENEFICIALLY OWNED         PERCENT       PERCENT OF
              DIRECTOR NOMINEES                      (1)                OF CLASS     VOTING SHARES
------------------------------------------  ---------------------       --------     -------------
David H. Gunning                                      7,370(2)                *              *
Edward E. Hood, Jr.                                   1,000                   *              *
Paul E. Lego                                          1,500                   *              *
Hugh L. Libby                                        13,070                   *              *
David C. Lincoln                                  2,416,300(3)            22.98%         21.94%
Emma S. Lincoln                                     225,252(4)             2.14%          2.05%
G. Russell Lincoln                                   62,200(5)                *              *
Kathryn Jo Lincoln                                    2,700                   *              *
Henry L. Meyer, III                                   1,500                   *              *
Lawrence O. Selhorst                                  1,000                   *              *
Craig R. Smith                                        3,550                   *              *
Frank L. Steingass                                  108,755(6)             1.03              *

                                              NUMBER OF SHARES
                                             BENEFICIALLY OWNED         PERCENT       PERCENT OF
         NAMED EXECUTIVE OFFICERS                    (1)                OF CLASS     VOTING SHARES
------------------------------------------  ---------------------       --------     -------------
Donald F. Hastings                                   64,780(7)(8)(9)(10)      *              *
Harry Carlson                                       138,718(9)(10)(11)     1.32%          1.26%
Frederick W. Mackenbach                              60,314(8)(9)(12)         *              *
Anthony A. Massaro                                    1,000                   *              *
David J. Fullen                                       2,300                   *              *
All Directors and Executive Officers as a
  group (28 persons)                              3,160,395               30.06%         28.69%

OTHER PERSONS
-------------
The Lincoln Electric Company Employee
  Stock Ownership Plan
  22801 St. Clair Avenue
  Cleveland, Ohio
  44117-1199                                        496,055               99.24%          4.50%
The Lincoln Electric Company Voting Trust
  22801 St. Clair Avenue
  Cleveland, Ohio
  44117-1199                                        110,964                1.06%          1.01%

* indicates less than 1%.

 (1) Reported in accordance with the beneficial ownership rules of the Commission, under which a person is deemed to be the beneficial owner of a security, for these purposes, if he has or shares voting power or investment power in respect of such security or has the right to acquire such security within 60 days.

 (2) Of the 7,370 shares, David H. Gunning shares voting and investment power with his spouse as to 7,350 shares and the remaining 20 shares are held of record by David H. Gunning's spouse. David H. Gunning disclaims beneficial ownership of the shares held by his spouse.

 (3) Of the 2,416,300 shares, David C. Lincoln holds of record 367,700 shares. The remaining 2,048,600 shares are held of record as follows: 998,550 shares by The Lincoln Foundation, Inc. of which David C. Lincoln is President and a member of the Board of Trustees, as to which shares David
     C. Lincoln disclaims beneficial ownership; 500,000 shares by the Estate of Helen C. Lincoln of which David C. Lincoln is a [co-administrator], as to which shares David C. Lincoln disclaims beneficial ownership; 500,000 shares by LFM, Inc., a corporation of which David C. Lincoln is President, as to which shares David C. Lincoln disclaims beneficial ownership; 30,000 shares by The Lincoln Fund, a Lincoln family partnership of which David C. Lincoln is Managing Director; 20,000 shares by a trust of which David C. Lincoln is a trustee, for the benefit of Peter Kerr, nephew of David C. Lincoln, as to which shares David C. Lincoln disclaims beneficial ownership; and 50 shares by David C. Lincoln's spouse, as to which shares David C. Lincoln disclaims beneficial ownership.

 (4) Of the 225,252 shares, Emma S. Lincoln holds of record 18,500 shares. The remaining 206,752 shares are held of record by The James F. Lincoln, Jr. Trust under which Emma S. Lincoln has sole voting and investment power.

 (5) Of the 62,200 shares, G. Russell Lincoln holds of record 57,500 shares. The remaining 4,700 shares are held of record by three trusts, as to each of which G. Russell Lincoln is a trustee, for the benefit of his minor children. G. Russell Lincoln disclaims beneficial ownership of such shares.

 (6) Of the 108,755 shares, Frank L. Steingass holds of record 103,156 shares. The remaining 5,599 shares are held of record as follows: 300 shares by Buehler/Steingass, Inc., a corporation of which Frank L. Steingass is Chairman of the Board and President, as to which shares Frank L. Steingass disclaims beneficial ownership; and 5,299 shares by Frank L. Steingass' spouse, as to which shares Frank L. Steingass disclaims beneficial ownership.

                                        9


 (7) Of the 64,780 shares, Donald F. Hastings holds of record 64,720 shares and the remaining 60 shares are held of record by his spouse. Donald F. Hastings disclaims beneficial ownership of the shares held by his spouse.

 (8) The indicated shares include 10,000 and 5,000 shares of restricted stock for Messrs. Hastings and Mackenbach, respectively, awarded in 1994 pursuant to the 1988 Incentive Equity Plan. Such shares vest on a pro-rated basis over a three-year period beginning January 25, 1994. One-third of the awards vested in January 1995.

 (9) The indicated shares do not include 110,964 shares held of record as of March 1, 1995 by The Lincoln Electric Company Voting Trust (the "Trust"), of which Messrs. Hastings, Mackenbach and Carlson were trustees. The Trust was established pursuant to the July 21, 1988 Amendment to the Employees' Stock Purchase Plan. The trustees may be deemed to share beneficial ownership of the 110,964 shares held in the Trust. Messrs. Hastings, Mackenbach and Carlson disclaim beneficial ownership of such shares. As of March 30, 1995, the Company has initiated action to terminate the Trust. Termination of the Trust with respect to certain shares deposited thereunder may occur prior to the record date of the Annual Meeting. The percentage ownership of the Trust is set forth in the table under Other Persons.

(10) The indicated shares do not include 496,055 shares of Old Class A Common Stock held of record by the trustee of the ESOP, National City Bank, for the benefit of participants and beneficiaries in the ESOP. Except in those instances in which the Administrative Committee of the ESOP may vote on certain matters, participants and beneficiaries are entitled to direct the voting of Old Class A Common Stock allocated to their respective accounts. Old Class A Common Stock from forfeited accounts is voted by the trustee in the same proportion as the trustee votes the shares allocated to the accounts of the participants and beneficiaries. As of March 1, 1995, the ESOP held 496,055 shares of Old Class A Common Stock. The ESOP is administered by an Administrative Committee appointed by the Board of Directors of the Company. Messrs. Carlson and Hastings have been appointed by the Board of Directors as members of the Administrative Committee. Except as provided above, the Administrative Committee votes on matters concerning the exercise of appraisal or dissenters' rights and the choice of consideration to be received by shareholders in any transaction involving the Old Class A Common Stock. Consequently, the Administrative Committee may be deemed in accordance with the beneficial ownership rules of the Securities Exchange Act of 1934 to share beneficial ownership of the 496,055 shares of Old Class A Common Stock held by the ESOP. Messrs. Carlson and Hastings disclaim beneficial ownership of such shares.

(11) Of the 138,718 shares, Harry Carlson holds of record 65,982 shares and the remaining 72,736 shares are held of record by his spouse. Harry Carlson disclaims beneficial ownership of the shares held by his spouse.

(12) Of the 60,314 shares, 15,964 shares are held of record by Frederick W. Mackenbach and the remaining 44,350 shares are held of record by Frederick
     W. Mackenbach and his spouse, as Trustees of the Mackenbach Community
     Trust.



                           SUMMARY COMPENSATION TABLE
                           --------------------------
                                                                                              LONG-TERM
                                                  ANNUAL COMPENSATION                       COMPENSATION
                                         --------------------------------------     -----------------------------
                                                                      OTHER         RESTRICTED       LONG-TERM
      NAME AND PRINCIPAL                                              ANNUAL          STOCK        INCENTIVE PLAN      ALL OTHER
           POSITION             YEAR      SALARY       BONUS       COMPENSATION     AWARDS(1)        PAYOUTS(2)       COMPENSATION
------------------------------  ----     --------     --------     ------------     ----------     --------------     ------------
Donald F. Hastings              1994     $702,400     $100,000       $    207(3)     $182,500                           $ 18,794(4)
  Chairman of the Board         1993      652,400
  Chief Executive Officer       1992      541,824
Frederick W. Mackenbach         1994      427,400       75,000            207(3)       91,250         $ 59,020             5,000(5)
  President                     1993      392,400                                                       70,005            12,000(5)
  Chief Operating Officer       1992      213,536       53,554                                          82,832             7,000(5)
Anthony A. Massaro              1994      288,000       60,000         70,117(6)                                          49,371(7)
  President and Chief           1993      177,000(8)                      498(6)                                          49,526(7)
  Executive Officer of
  Lincoln Electric Europe
Harry Carlson                   1994      267,400       25,000            207(3)
  Vice Chairman                 1993      256,400
                                1992      256,800
David J. Fullen                 1994      144,982      144,684
  Senior Vice President         1993      118,678      118,066
  Machine and Motor Divisions   1992      112,686       86,946

---------------

(1) As of December 31, 1994, Messrs. Hastings and Mackenbach held 10,000 and 5,000 shares of restricted stock with an aggregate market value, respectively, of $367,500 and $183,750. Dividends are payable on such shares of common stock at the same rate as dividends on the other shares of the Company's common stock.

(2) Indicated amounts reflect delivery of Old Common Stock in April, 1992, 1993 and 1994 pursuant to Deferred Stock Award Agreement issued under the 1988 Incentive Equity Plan.

(3) Indicated amounts reflect state and local taxes and social security payments made on behalf of Messrs. Hastings, Mackenbach and Carlson with respect to taxable income that relates to a purchase of shares in May 1994 under the Employee Stock Purchase Plan. All participants in the Plan who purchased shares in 1994 were treated identically with respect to these tax payments.

(4) Indicated amount reflects life insurance premium paid by the Company.

(5) Indicated amounts reflect monthly furniture allowance of $1,000 provided in lieu of relocation expense reimbursement, payable June, 1992 through May, 1994.

(6) Indicated amounts reflect the following payments by the Company to or on behalf of Mr. Massaro in 1994: housing payments in the amount of $49,585, tax equalization payments in the amount of $20,256 and payment of spouse travel costs in the amount of $276. The 1993 amount reflects reimbursement of taxes.

(7) Indicated amounts reflect the following payments by the Company to or on behalf of Mr. Massaro in 1994: cost of living payment in the amount of $49,155; life insurance premium payment in the amount of $216, and the following payments in 1993: payment of relocation costs in the amount of $20,000; prepayment of 1994 foreign assignment premium in the amount of $28,800; payment of life insurance premiums in the amount of $72; and wage index adjustment of $654.

(8) Mr. Massaro's salary reflects the commencement of his employment on August 1, 1993. Prior to that date, Mr. Massaro was a consultant to the Company and his compensation while a consultant is included in the table.


                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION
                        --------------------------------

     The Compensation Committee of the Board of Directors consists solely of non-employee Directors. Its primary charge is to determine and report to the Board of Directors on the compensation (or method of calculation thereof) for the Chairman and Chief Executive Officer and each other executive who is among the five highest paid executives. In addition, the Compensation Committee makes recommendations to the Board of Directors concerning the Company's employee benefit programs, other than health and welfare programs. The Chief Executive Officer determines the compensation of the other executive officers, subject to Compensation Committee oversight.

EXECUTIVE COMPENSATION POLICY
-----------------------------

     The practice of the Compensation Committee is to establish executive compensation during the fourth quarter of each year for the succeeding year. Therefore, this report deals primarily with actions taken late in 1993 with respect to 1994 compensation. However, the Compensation Committee will also report on certain actions taken in 1994 that affected compensation paid in that year as well as actions taken and contemplated with respect to 1995 executive compensation.

     The Company has a longstanding commitment to incentive based compensation exemplified by its cash bonus program. All full time employees, except for the executives who administer the program and two executives added to the management team during 1993, are generally eligible for the annual bonus. The program features a cash distribution determined on the basis of a formula that takes into account individual earnings and the results of a merit review process. The net year-end incentive cash bonus for all eligible employees was approximately $56 million in 1994; $50 million in 1993; and $44 million in 1992. Over 95% of the bonus was paid to domestic employees. In order to ensure the fairness of the merit rating system, the Chairman, President and Vice Chairman, who administer the process, are excluded from participation. Their compensation was established for 1994 based on varying factors including market comparisons, judgment as to internal equity and individual performance and past compensation history. The market comparisons were made by selecting companies with comparable sales, total assets and capitalization. The comparisons were not made by reference to the Russell 2000, which is one of the indices used in the stock performance graph.

     During 1994, the Compensation Committee took a number of actions related to executive compensation. In the course of the year, the Compensation Committee received advice from independent executive and deferred compensation consultants. Based on this advice, recommendations of management and deliberations of the Compensation Committee, the Compensation Committee approved a 401(k) program which is generally available to employees, a supplemental executive retirement program for certain management employees and a deferred compensation program for a broader group of management employees. Each of these plans was then adopted by the Board of Directors.

     In late 1994, the Compensation Committee reviewed the accomplishments of the senior executives during the year with a particular focus on the Chairman. In recognition of the achievement of record net income, the establishment of operating management for the European subsidiaries and elimination of losses in foreign subsidiaries generally, the Compensation Committee awarded cash bonuses totaling $260,000 to Messrs. Hastings, Mackenbach, Carlson and Massaro. Mr. Fullen remained a participant in the Company's regular bonus program during 1994.

     At the request of the Compensation Committee, the independent consultants also prepared and presented a study of comparable compensation with respect to a group of highly compensated executives including senior management. Comparisons were based on a compilation of executive compensation studies in durable goods companies which the independent consultants believed relevant for this purpose. In addition, with respect to the positions of the Chairman and the President a further study was done of compensation for comparable positions at a group of companies which the Company considers its peer group for other purposes.

     The Compensation Committee is utilizing these studies as tools to adjust base compensation, over time, of the senior executives to be approximately equivalent to the mid-range base compensation of comparable positions reflected in the studies. It is expected that an incentive compensation program will be adopted for Messrs. Hastings and Mackenbach and certain other officers for 1995 which will permit additional income to be earned to the extent that various corporate and individual performance targets are achieved. As a consequence of this new program, the base salaries of Messrs. Hastings and Mackenbach have been reduced effective April 1, 1995.

     The Compensation Committee administers the 1988 Incentive Equity Plan (the "IEP"), which is applicable to 1,000,000 shares. At the end of 1994, 952,476 shares remained available for award and issuance. Awards under the IEP, which are to be made only to officers and other key employees who are responsible for or contribute to the management, growth and/or profitability of the Company, may be of four types: (i) stock options; (ii) stock appreciation rights attached to such options; (iii) restricted stock; and (iv) deferred stock. The first program, implemented under the IEP in 1988, provided for deferred stock awards. That program was completed as of December 31, 1991. Four members of management satisfied performance targets at the time of completion of the initial program, and the deferred payouts of the 32,000 shares that vested as a result thereof occurred in three yearly installments in April of each of 1992, 1993 and 1994.

     In January, 1994, the Compensation Committee awarded 15,000 shares of restricted stock under the IEP to Messrs. Hastings (10,000 shares) and Mackenbach (5,000 shares). These awards were made in recognition of the Company's improved results in its Cleveland operations and as an incentive to achieve improved financial performance at the corporate level. These shares vest in three equal installments in January of 1995, 1996 and 1997 if the individual remains employed by the Company.

C.E.O. COMPENSATION
-------------------

     The 1994 compensation of Mr. Hastings was established at $700,000. At the time of this determination, it appeared that the conditions had been established to permit the Company to return to profitability in 1994. However, because of the volatility of the Company's financial condition and results in recent years, it was not believed that appropriate measurements could then be established to implement the Compensation Committee's desire to have a meaningful portion of the Chairman's compensation be determined by specific financial and other measurements. Therefore, the decision to provide compensation at the rate of $700,000 was largely a matter of providing an increase over 1993 compensation which the Compensation Committee believed reasonable in reflecting progress made toward achievement of profitability. As discussed above, Mr. Hastings was awarded a bonus in late 1994 in the amount of $100,000.

     During 1995, it is anticipated that Mr. Hastings will be a participant in the incentive compensation program for senior executives referenced above.

OTHER EXECUTIVE OFFICERS
------------------------

     The 1994 compensation of Mr. Mackenbach was established at $425,000. He participated on a regular basis in the Company's employee benefits programs, with the exception of the cash bonus. In 1994, Mr. Mackenbach also received 5,000 shares of common stock of the Company pursuant to a deferred stock award agreement issued under the IEP. In accordance with a previous determination of the Compensation Committee, Messrs. Carlson and Massaro do not participate in the Company's regular bonus program. During 1994, they earned $292,400 and $348,000 respectively. During 1994, Mr. Massaro was elected Vice President of the Company and President of Lincoln Electric Europe. As a result of his relocation to Europe, his compensation was adjusted as reflected in the Summary Compensation Table.

     Mr. Fullen is the only executive officer named in the Summary Compensation Table who was eligible to participate in the Company's annual cash bonus program for 1994. His inclusion in the table results from the bonus paid to him, which was determined in accordance with the Company's standard procedures.

     For 1995, it is anticipated that each of Messrs. Mackenbach, Carlson, Massaro and Fullen will participate in the new incentive compensation program for senior executives that is under consideration. Mr. Fullen is not expected to participate in the Company's regular bonus program.

1993 TAX ACT
------------

     The $1 million limitation of deductibility for executive compensation imposed by the Omnibus Budget Reconciliation Act of 1993 has no immediate applicability to the Company. The Compensation Committee's general philosophy will be to "qualify" future long-term incentive plans for tax deductibility wherever appropriate, recognizing that, under certain circumstances, the limit may be exceeded.

     The foregoing report has been furnished by the Compensation Committee.

               David H. Gunning, Chairman       David C. Lincoln
               Edward E. Hood, Jr.              Emma S. Lincoln
               Paul E. Lego                     G. Russell Lincoln
               Hugh L. Libby

                             CUMULATIVE SHAREHOLDER
                      RETURN AND PERFORMANCE PRESENTATION
                      -----------------------------------

     Shown below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Old Common Stock against the cumulative total return of the S&P Composite -- 500 Stock Index and The Russell 2000 Stock Index for the five-year calendar period commencing January 1, 1990 and ending December 31, 1994. A compatible peer-group index for the welding industry, in general, was not readily available as the industry is comprised of a relatively small number of competitors, many of which either are based overseas and/or are privately-held and not actively traded in the United States. The Russell 2000 represents a developed index based on a concentration of companies having relatively small market capitalization, published by the Frank Russell Company.

                       Five-Year Performance Comparison
                    LiEl Common, S&P 500-Comp, Russell 2000
                              Composite Indices

                          Dollar Value of Investment

                                   LINCOLN        S&P 500- COMP    RUSSELL 2000
1989                                100.00          100.00          100.00
1990                                 93.98           96.89           80.48
1991                                 85.43          126.28          117.53
1992                                 84.35          135.86          139.18
1993                                 68.67          149.47          165.49
1994                                151.82          151.51          162.51

                        CALENDAR YEAR ENDED DECEMBER 31

NOTE: ASSUMES THAT THE VALUE OF THE INVESTMENT IN LINCOLN OLD COMMON STOCK AND
    EACH INDEX WAS $100 AT 12/31/89 AND THAT ALL DIVIDENDS WERE REINVESTED.



                                  TRANSACTIONS
                                  ------------
     Buehler/Steingass, Inc., of which Frank L. Steingass, a Director of the Company, is President and a principal shareholder, received approximately $915,250 for printing catalogs and other materials for the Company during 1994. It is anticipated that Buehler/Steingass, Inc. will continue to provide printing services to the Company in 1995 on miscellaneous matters.

     Henry L. Meyer, III, a Director of the Company, is Chairman and Chief Executive Officer of Society National Bank ("SNB"). SNB serves as the agent bank for the Company's $200 million Credit Agreement, a principal credit facility of the Company in which ten institutions participate. SNB has made the largest commitment thereunder, in the amount of $39 million. SNB has provided other credit facilities to or on behalf of the Company in the aggregate amount of approximately $17 million.

     All of the transactions reported above were carried out in the ordinary course of business upon terms no less favorable to the Company than would apply to similar transactions with unrelated companies.

                                PENSION BENEFITS
                                ----------------
     Pension benefits for the Executive Officers of the Company are provided under two defined benefit programs: the retirement annuity program (the "Retirement Annuity Program"), which has been in effect since 1936; and a supplemental executive retirement plan (the "SERP"), which became effective January 1, 1994. Participation in the SERP is limited to individuals who have been chosen for participation by the Compensation Committee.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
--------------------------------------
     The following table shows the estimated annual pension benefits provided under the SERP, which would be payable to employees in various compensation classifications upon retirement on December 31, 1994, at age 60 after selected periods of service:

 AVERAGE ANNUAL
COMPENSATION FOR
 3 HIGHEST YEARS                                                  YEARS OF SERVICE
IN 7-YEAR PERIOD      ---------------------------------------------------------------------------------------------------------
    PRECEDING
   RETIREMENT              15 YRS.               20 YRS.               25 YRS.               30 YRS.               35 YRS.
-----------------     -----------------     -----------------     -----------------     -----------------     -----------------
   $   125,000            $      13,330         $      22,361         $      31,392         $      40,424         $      49,455
       150,000            $      18,749         $      29,586         $      40,424         $      51,261         $      62,099
       175,000            $      24,167         $      36,811         $      49,455         $      62,099         $      74,742
       200,000            $      29,586         $      44,036         $      58,486         $      72,936         $      87,386
       225,000            $      35,005         $      51,261         $      67,517         $      83,774         $     100,030
       250,000            $      40,424         $      58,486         $      76,549         $      94,611         $     112,674
       300,000            $      51,261         $      72,936         $      94,611         $     116,286         $     137,961
       400,000            $      72,936         $     101,836         $     130,736         $     159,636         $     188,536
       450,000            $      83,774         $     116,286         $     148,799         $     181,311         $     213,824
       500,000            $      94,611         $     130,736         $     166,861         $     202,986         $     239,111
       600,000            $     116,286         $     159,636         $     202,986         $     246,336         $     289,686
       700,000            $     137,961         $     188,536         $     239,111         $     289,686         $     340,261
       800,000            $     159,636         $     217,436         $     275,236         $     333,036         $     390,836
       900,000            $     181,311         $     246,336         $     311,361         $     376,386         $     441,411
     1,000,000            $     202,986         $     275,236         $     347,486         $     419,736         $     491,986

 AVERAGE ANNUAL
COMPENSATION FOR
 3 HIGHEST YEARS
IN 7-YEAR PERIOD
    PRECEDING
   RETIREMENT           40 YRS.               45 YRS.
-----------------  -----------------     -----------------
   $   125,000         $      58,486         $      67,486
       150,000         $      72,936         $      83,736
       175,000         $      87,386         $      99,986
       200,000         $     101,836         $     116,236
       225,000         $     116,286         $     132,486
       250,000         $     130,736         $     148,736
       300,000         $     159,636         $     181,236
       400,000         $     217,436         $     246,236
       450,000         $     246,336         $     278,736
       500,000         $     275,236         $     311,236
       600,000         $     333,036         $     376,236
       700,000         $     390,836         $     441,236
       800,000         $     448,636         $     506,236
       900,000         $     506,436         $     571,236
     1,000,000         $     564,236         $     636,236

     The compensation covered by the SERP is salary and bonus. The compensation covered by the SERP is the same as the amounts shown in the salary and bonus columns of the Summary Compensation Table on page [11]. Credited service for pension benefit purposes for Messrs. Hastings, Mackenbach, Carlson, Fullen and Massaro is 41.6, 41.5, 33.5, 39.5 and 25 years respectively.

     Benefits under the SERP are based upon 1.445% of the average annual compensation for the 3 highest years in the 7-year period preceding retirement multiplied by the covered employee's years of service until the end of the year in which age 65 is attained, except that the maximum benefit may not exceed 65% of the average annual compensation for the 3 highest years used in the calculation. The benefits payable under the SERP are reduced by the maximum Social Security benefit payable in the year of retirement and the table reflects such reduction. The amounts reflected in the table will be reduced by the single life benefits payable under the Retirement Annuity Program and the lifetime benefit equivalence of any account balance under the ESOP. Benefits under the plan are also reduced if the covered employee has participated in the plan for fewer than 8 years at the time of retirement. Participants are credited with only 20% of the net amount of the benefit otherwise payable under the plan when they first become participants, and in each of the next seven years an additional 10% of the net amount of the benefit will become payable upon retirement. Years of service after the end of the year in which age 67 is attained are disregarded for this purpose. Based upon age, Messrs. Hasting's, Mackenbach's and Fullen's participation factors will be limited to 40%, 70% and 70%, respectively, unless the Board of Directors acts pursuant to its discretionary authority under the SERP to increase such participation factors. The table reflects the benefits payable on a single life basis without reduction for this participation factor.

RETIREMENT ANNUITY PROGRAM
--------------------------

     Under the Retirement Annuity Program, each employee accumulates 2.5% of each year's base compensation in the form of an annuity payable at normal retirement age (age 60). In addition to the 2.5% accumulation each year, the Company has granted, on a number of occasions, additional past service benefits. The program also provides accumulated benefits to employees eligible for disability retirement, to eligible spouses of deceased employees or former employees, and to eligible employees who terminate employment. Benefits under the program are in addition to those payable under Social Security.


     The anticipated retirement benefits under the Retirement Annuity Program for the named Executive Officers referenced in the Common Stock Ownership of Management and Certain Beneficial Owners table on page 9 are as follows:

                                                                   ANNUAL RETIREMENT
                                                                    ANNUITY PROGRAM
                                 NAME                                   BENEFITS
                                 ----                              -----------------
     1. Donald F. Hastings.......................................      $  96,722.18(1)
     2. Frederick W. Mackenbach..................................         77,222.77(2)
     3. Harry Carlson............................................         70,860.32(2)
     4. Anthony A. Massaro.......................................         60,925.80(3)
     5. David J. Fullen..........................................         68,871.95(2)

---------------

(1) The benefits shown for Mr. Hastings are the amounts currently being received on a 100% joint and survivor basis.

(2) Messrs. Mackenbach, Carlson and Fullen are currently not receiving benefits but are beyond normal retirement age. The amounts shown represent those benefits available on December 31, 1994 on a single life basis.

(3) Mr. Massaro is currently under normal retirement age. The amount shown represents that anticipated at normal retirement age assuming current compensation continues unchanged to that date and the benefit is payable on a single life basis.

                           RECAPITALIZATION AMENDMENT
                           --------------------------

                                   Item No. 2

SUMMARY DESCRIPTION OF THE RECAPITALIZATION AMENDMENT AND THE DIVIDEND
----------------------------------------------------------------------

     At the Annual Meeting, the shareholders of the Company will be asked to consider and vote upon a proposal to amend the Company's Articles to (i) change the existing class of Common Stock, without par value (previously defined as "Old Common Stock"), into Common Shares ("Common Shares"); (ii) change the existing class of Class A Common Stock, without par value (previously defined as "Old Class A Common Stock"), into Class B Common Shares ("Class B Common Shares"); (iii) authorize a new class of non-voting shares to be designated Class A Common Shares ("Class A Common Shares"); (iv) increase the total number of authorized common shares of all classes from 17,000,000 to 62,000,000, consisting of 30,000,000 Common Shares, 30,000,000 Class A Common Shares and 2,000,000 Class B Common Shares; and (v) clarify the circumstances under which the Company may purchase and sell its own shares in accordance with the Ohio General Corporation Law. Such proposed amendments are referred to collectively as the "Recapitalization Amendment." The Common Shares, Class A Common Shares and Class B Common Shares are referred to collectively herein as the "Common Equity."

     If the Recapitalization Amendment is approved by the shareholders, the Board of Directors intends to prepare and file Amended and Restated Articles of Incorporation with the Secretary of State of Ohio which incorporate the Recapitalization Amendment set forth in Appendix A to this Proxy Statement. Such Amended and Restated Articles of Incorporation will be effective immediately upon acceptance of that filing by the Secretary of State of Ohio. The Board of Directors would then be free to issue authorized shares of any class of Common Equity without any further action on the part of the shareholders. (The Amended and Restated Articles of Incorporation after the effective time of the Recapitalization Amendment are referred to herein as the "Amended Articles.")

     Promptly following adoption of the Recapitalization Amendment and the filing of the Amended Articles, the Board of Directors intends to authorize a dividend (the "Dividend") of one Class A Common Share for each Common Share and each Class B Common Share outstanding on the record date for the Dividend. The record date for the Dividend and the payment or distribution date for the Dividend are expected to be established promptly after adoption of the Recapitalization Amendment. Shareholder approval of the Dividend is not required by Ohio law and is not being solicited by this Proxy Statement. The ratio of the Dividend contemplated for authorization is also subject to change by the Board of Directors. Although the Board of Directors presently intends to file the Amended Articles and declare the Dividend on the basis outlined above, the Board of Directors may decline to file the Amended Articles, even if the Recapitalization Amendment is adopted, or may decline to declare the Dividend, even if the Amended Articles are filed, if such action would be in the best interests of the Company.

     Upon the filing of the Amended Articles, there would be no change in the number of shares of authorized Old Class A Common Stock which would automatically be redesignated as Class B Common Shares and the Old Common Stock would automatically be redesignated as Common Shares. Upon the change into Common Shares, SHAREHOLDERS SHOULD RETAIN THEIR CURRENT OLD COMMON STOCK CERTIFICATES because those certificates then would represent Common Shares, without any need for exchange. Similarly, upon the change into Class B Common Shares, SHAREHOLDERS SHOULD RETAIN THEIR CURRENT OLD CLASS A COMMON STOCK CERTIFICATES because those certificates then would represent Class B Common Shares, without any need for exchange. At the time of the Dividend, new certificates would be issued for Class A Common Shares ONLY.

     Upon the change into Common Shares, such shares would continue to have the present express terms of the Old Common Stock, except to the extent voting rights with regard to those shares would be affected by the Class A Protection provision described below. See "Description of Common Equity -- Class A Protection." As more fully described below, the new Class A Common Shares would have certain special characteristics. In particular, the holders of Class A Common Shares would not be entitled to vote on any matters except as otherwise required by law. At the time of the Dividend, there would be no change in the relative voting power or equity of any shareholder of the Company because the Dividend would be made to all shareholders in proportion to the number of shares of Old Common Stock and Old Class A Common Stock owned by them on the record date for the Dividend.

     Subject to shareholder approval of the Recapitalization Amendment, the Company currently anticipates making a primary underwritten public offering during 1995 of Class A Common Shares in an aggregate principal amount that remains to be determined, but in any event shall not exceed an amount sufficient to yield net proceeds to the Company of $100 million. The proceeds will be used for debt repayment, capital expenditures and other general corporate purposes. Certain members of the Lincoln Family (as defined herein) have indicated their interest in including in the public offering on a secondary basis approximately
1.5 million additional Class A Common Shares to be received by them in the Dividend. The Company anticipates filing a registration statement with the Commission with respect to such offering before the Annual Meeting and expects that such offering will be consummated shortly after the Annual Meeting. However, such public offering is contingent upon a number of factors, including stock market conditions and the Company's and the managing underwriter's determination as to the appropriate time, if any, for such offering. There can be no assurance that such offering will be consummated. Moreover, the number of Class A Common Shares to be offered by the Company and members of the Lincoln Family in the public offering may change. The public offering of the Class A Common Shares will be made only by means of a prospectus complying with the requirements of the Securities Act of 1933 (the "Securities Act"). This Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to buy, any Class A Common Shares. The proposed offering, if consummated, would result in immediate dilution of the equity ownership (but not the voting rights) of existing shareholders of the Company.

     As used herein, the term "Lincoln Family" means any person who is a descendant of, or who is related by blood or marriage to a descendant of, James
F. Lincoln or John C. Lincoln, any trusts or similar arrangements for any of the foregoing, any foundations established by any of the foregoing, the Estate of Helen C. Lincoln (and any executor or administrator thereof) and any corporation (other than the Company) or partnership in which a majority of the outstanding shares or partnership interests are owned by any of the foregoing.

     As used herein, the term "Employee Constituency" means any person who is an employee, former employee or relative thereof.

BACKGROUND OF THE PROPOSED RECAPITALIZATION AMENDMENT
-----------------------------------------------------

     The Company was incorporated in 1906. John C. Lincoln founded the business in 1895 and his brother, James F. Lincoln, joined the Company in 1907. Members of the Lincoln Family own approximately 48% of the Company's stock.

     The Company has a long history of incentive management, manifested in part by the payment of an annual cash bonus to employees and by high employee share ownership. The ESOP, a profit sharing plan, currently owns approximately 4.50% of the voting power of the Company through shares of Old Class A Common Stock contributed by the Company to this plan. In addition, the Employee Constituency has acquired shares over the years through other Company plans and otherwise so that the Company now estimates that members of the Employee Constituency (including the ESOP) beneficially own approximately 32% of the Company's stock. The remaining 20% of the Company's outstanding shares is held by the public.

     A number of shares of Old Common Stock held by members of the Employee Constituency (approximately 15% of the outstanding shares) were issued under the Company's Employee Stock Purchase Plan and were subject to the Company's right to repurchase such shares at book value as determined under the plan upon the occurrence of certain events, including termination of employment. For many years, the Company exercised its contractual right to repurchase its Old Common Stock issued under this plan. In 1992, the Company waived its right in conjunction with the incurrence of restructuring charges. Effective March 30, 1995, the Company terminated the Employee Stock Purchase Plan. Prior to that time, certain plan participants had elected to be bound by The Lincoln Electric Company Voting Trust (previously defined as the "Trust"), under which approximately 1.0% of the outstanding equity of the Company was held as of March 30, 1995, as a means of retaining an equity interest after their employment ended, and in connection with the termination of the Employee Stock Purchase Plan the Company initiated termination of the Trust. The Company concluded that the Employee Stock Purchase Plan, first adopted in 1930, had served the Company well in its historical environment but that current circumstances require different means of providing the opportunity for employee share ownership.

     As a result of losses resulting from its international expansion and related restructuring charges in 1992 and 1993, the Company has operated during the past two years with a higher degree of leverage than it considers optimal. Moreover, the Company has limited to a degree its capital investments and acquisitions during this period, as a significant portion of net cash flows have been directed toward reducing debt. The debt-to-capital ratio peaked at 64% at the end of 1993, and that ratio was reduced to 52% at the end of 1994. Management believes that more capital is necessary in order to fund capital expenditures, finance future growth of the Company and reduce debt further. As a result, the Company has explored various options to raise additional capital, including, without limitation, sales of assets, leveraged ESOPs and various forms of private and public equity offerings.

     The Company's review of equity options occurred within the context of changing circumstances relating to members of the Lincoln Family. While members of the Lincoln Family retain active roles on the Board of Directors, only Mr. Carlson is an officer. The Estate of Helen C. Lincoln and The Lincoln Foundation, Inc. have individually expressed an interest as shareholders in diversification and/or greater liquidity. The Company is unaware of any plans or agreements among members of the Lincoln Family with respect to Company stock, except G. Russell Lincoln's stated present intent to increase gradually over time, subject to market conditions, his ownership of voting shares and the plan of The Lincoln Foundation, Inc. and the Estate of Helen C. Lincoln to sell some or all of the non-voting shares received in the Dividend in connection with the proposed public offering. The Board of Directors, including those who are members of the Lincoln Family, and management believe that for the foreseeable future the interests of the Company as a whole are best served by maintaining the voting power of those shareholders, including the Employee Constituency, who share their historical interest in the incentive management philosophy of the Company. Those persons believe that the preservation of the Company's most desirable attributes while fostering growth is a transitional task best encouraged by a voting constituency familiar with the Company.

     Commencing in 1993 and throughout 1994, management and the Board of Directors discussed the Company's capital structure and capital constraints. Management and the Board of Directors consulted with J.P. Morgan Securities, Inc., financial adviser to the Company, and Jones, Day, Reavis & Pogue, counsel to the Company, as the Company reviewed its equity options. At a special meeting of the Finance Committee on October 17, 1994, management indicated its preference for a recapitalization proposal that included authorizing a new class of non-voting stock, terminating the existing Employee Stock Purchase Plan, proposing a new employee stock purchase plan, and considering a possible public offering of the new non-voting shares. That proposal was reviewed again by the Finance Committee on November 9, 1994, and by the full Board on November 10, 1994.

     The Board of Directors approved the establishment of the Recapitalization Committee on November 10, 1994 to evaluate further management's proposal. The Recapitalization Committee was composed of the seven Directors who are neither members of the Lincoln Family nor employees of the Company, with Craig R. Smith as Chairman. The Recapitalization Committee met five times between November 10, 1994 and January 25, 1995 with its own independent counsel, the law firm of Kohrman Jackson & Krantz, and independent financial advisor, William Blair & Company ("William Blair"), to discuss management's proposal in detail and to evaluate it as a means of enhancing the financial flexibility of the Company and its shareholders. The proposal's terms, likely benefits and possible disadvantages were discussed. At these meetings, among other things, William Blair presented information on the impact that similar capital structures in other public companies have had on total market value of outstanding common equity, potential market-price differentials between voting and non-voting shares, potential impact on liquidity, reaction of institutional investors to non-voting structures and the ability to raise capital through the issuance of non-voting common stock. William Blair also discussed the market impact of various features of the non-voting shares, including the convertibility of non-voting shares to voting shares depending on certain factors, such as the relative balance between voting and non-voting shares and the passage of time.

     The Committee made its recommendations to the Board of Directors on January 21, 1995. The Committee agreed that the existing Employee Stock Purchase Plan should be terminated, but it did not recommend eliminating the book value repurchase provisions of the Old Class A Common Stock, held almost entirely by the ESOP trust fiduciary for the benefit of eligible employees. The Committee also recommended that a new class of non-voting shares be authorized and issued as a stock dividend on a one-for-one basis to existing shareholders. The Committee specified that the non-voting shares would remain non-voting only until the earlier to occur of the following: (i) ten years from the date of initial distribution, or (ii) such time as the outstanding voting shares constitute less than 20% of the aggregate number of outstanding voting shares and non-voting shares. The Committee also recommended a protection provision that would deny voting rights on voting shares acquired after initial issuance of the non-voting shares if a proportionate number of non-voting shares was not also acquired. The Committee concluded that continuity of voting shareholders for the foreseeable future was in the best interests of the Company.

     The full Board of Directors considered the Recapitalization Committee's Report in a meeting on January 25, 1995, and convened a special meeting of the Board of Directors on February 22, 1995 to consider the matter further.

     Before the February 22 meeting, management proposed two revisions to its earlier recommendations. Management proposed that the non-voting status of the new class of shares be extended beyond the initial ten-year period for successive periods of five years by the Board of Directors if the Board of Directors, acting by a two-thirds majority and no earlier than 30 months and no later than 24 months prior to the initial or any subsequently established conversion date, elects so to extend the non-voting status. Management also proposed that the non-voting status of the new class of shares should terminate upon resolution of the Board of Directors if, due to the existence of its non-voting terms, any securities of the Company are ever excluded from all national securities exchanges and markets. The Recapitalization Committee considered and weighed these two revisions and determined to include them in its recommendation to the Board of Directors on February 22.

     On February 22, 1995, the full Board of Directors met. Management's proposal, as revised, and the Recapitalization Committee's report and recommendation were presented and discussed in detail. The Board also reviewed its prior deliberations and the advice provided by the Company's and the Recapitalization Committee's legal and financial advisors. After full discussion, the seven members of the Recapitalization Committee unanimously approved the recapitalization proposal, as revised, subject to compliance with listing criteria for the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") National Market System and the preparation of solicitation materials. Following this vote, the full Board of Directors, after an opportunity for further discussion and questions, voted to approve the proposal, as revised, subject to the same conditions and also subject to further review and consideration, by a vote of 13 to 1, with Emma C. Lincoln dissenting. Mrs. Lincoln's dissent was based upon her objection to the convertibility feature included in the terms of the proposed non-voting shares which allows conversion of non-voting shares to voting shares ten years from the initial distribution date of the non-voting shares unless intervening action is taken by a two-thirds majority of the Board of Directors. Mrs. Lincoln believes that the conversion provision is neither necessary nor desirable. She is supportive of the other elements of the Recapitalization Amendment as proposed.

     At its March 23, 1995 meeting, the Board of Directors further discussed the Recapitalization Amendment and the Dividend. On March 30, 1995, the Board of Directors continued discussions of the Recapitalization Amendment and the Dividend, including a review of the opinion of William Blair attached as Appendix B to this Proxy Statement. Following these discussions, the Recapitalization Committee voted unanimously to approve the Recapitalization Amendment, and the Board of Directors also voted unanimously to approve the Recapitalization Amendment. The Board of Directors then called the annual meeting for May 23, 1995, and authorized the filing with the Commission of a preliminary proxy statement.

REASONS FOR THE RECAPITALIZATION AMENDMENT; RECOMMENDATION OF THE BOARD OF
--------------------------------------------------------------------------
DIRECTORS
---------

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RECAPITALIZATION AMENDMENT.

     The Board of Directors of the Company believes, after careful consideration of the potential advantages and disadvantages of the Recapitalization Amendment and the related Dividend, that the Recapitalization Amendment and Dividend are in the best interest of the Company and its shareholders. The Board of Directors believes that the creation of a capital structure with both voting and non-voting Common Equity would offer a number of potential benefits to the Company and its shareholders, which are described below.

     Continuity and Proposed Public Offering. Approval of the Recapitalization Amendment would enable the Company to issue shares for financing, acquisition and compensation purposes without immediately diluting the voting power of the Company's existing shareholders, including members of the Lincoln Family and the Employee Constituency, although equity would be diluted. Although the Company is unaware of any current plans or arrangements on the part of members of the Employee Constituency or the Lincoln Family (except G. Russell Lincoln's stated present intent to increase gradually over time, subject to market conditions, his ownership of voting shares and the plan of The Lincoln Foundation, Inc. and the Estate of Helen C. Lincoln to sell some or all of the non-voting shares received in the Dividend in connection with the proposed public offering), the Recapitalization Amendment would permit members of the Lincoln Family and the Employee Constituency to maintain their existing voting power with respect to the Company even if they reduce their equity position in the Company (whether for financial, estate planning or other reasons). Accordingly, the Recapitalization Amendment is expected to reduce the risk of disruption in the continuity of the Company's current operating policies and long-range strategy that might otherwise result if members of the Lincoln Family were to dispose of a significant percentage of their shares for estate tax, diversification or other reasons.

     Financing Flexibility. By authorizing the Company to issue either voting or non-voting shares, the Recapitalization Amendment would provide the Company with increased flexibility to issue Common Equity (i) to raise equity capital (either through direct issuances of stock as contemplated by the proposed public offering or through issuances of convertible securities), to repay bank debt, to finance future capital expenditures and to finance the future growth of the Company, (ii) as consideration for future acquisitions, and (iii) in connection with employee stock plans as a means of attracting, compensating and retaining key employees, without diluting the voting power of the Company's existing shareholders. The Company believes that its ability to issue shares for the foregoing purposes will be vital to the continued growth and success of the Company. Certain Directors who are members of the Lincoln Family have indicated to the Company's management that as shareholders of the Company they would react negatively toward the issuance of Old Common Stock or Common Shares under circumstances that would materially dilute their voting position.

     Shareholder Flexibility and Liquidity. As a result of the Recapitalization Amendment, shareholders who receive Class A Common Shares in the Dividend and who desire to maintain their voting positions would be able to do so even if they decide to sell or otherwise dispose of up to 50% of their equity interest in the Company. The proposed Recapitalization Amendment and Dividend thus would give all shareholders, including members of the Lincoln Family and the Employee Constituency, increased flexibility to dispose of a portion of their equity interest in the Company without affecting their relative voting power. Moreover, because shareholders who are interested in maintaining their voting interest in the Company may be more willing to sell shares of the Company if such sale does not result in a decrease in their relative voting power, the Recapitalization Amendment and Dividend may result in increased trading of equity securities of the Company, thereby increasing liquidity. Furthermore, the presence of both voting and non-voting shares will allow holders of Common Shares, including members of the Lincoln Family and the Employee Constituency, to increase voting power without increasing equity investment by selling Class A Common Shares and buying Common Shares with the proceeds (subject to the Class A Protection provision).

     Key Employees. The Recapitalization Amendment is intended to allow all employees of the Company to continue to concentrate on their employment responsibilities by reducing any concern that the future of the

Company could be affected by real or perceived succession issues or by an unsolicited takeover attempt that might otherwise be triggered by significant sales of shares of the Company by members of the Lincoln Family in the future. By reducing these uncertainties, the Recapitalization Amendment may enhance the ability of the Company to attract and retain highly qualified key employees. In addition, the Company's ability to issue Class A Common Shares should increase the Company's flexibility in structuring compensation plans and arrangements so that employees may continue to participate in the growth of the Company without diluting the voting power of existing shareholders, although equity interests may be diluted.

     Business Relationships. To the extent that long-time customers or suppliers or future joint venture partners may have concerns about potential changes in control of the Company, the implementation of the Recapitalization Amendment may provide them with reassurance and encourage them to continue commitments to the Company.

DESCRIPTION OF COMMON EQUITY
----------------------------

     The express terms of the Common Shares, the Class A Common Shares and the Class B Common Shares are set forth in full in Article Fourth of the proposed Recapitalization Amendment. The rights of the three classes of Common Equity will be identical except as otherwise described below. An amendment of Article Fifth is proposed in connection with the Amendment of Article Fourth to expressly permit the Board of Directors to issue and sell shares of any class even if greater consideration could be received upon the sale of shares of another class. An amendment of Article Sixth is also proposed in connection with the amendment of Article Fourth to clarify the circumstances under which the Company may purchase its own shares of any class, regardless of whether less consideration could be paid for shares of any other class, and to conform Article Sixth to current drafting practice and to the provisions of the Ohio General Corporation Law. The text of the Recapitalization Amendment comprising amendments of Articles Fourth, Fifth and Sixth is set forth in Appendix A to this proxy statement and incorporated herein by reference. The following summary should be read in conjunction with, and is qualified in its entirety by reference to, Appendix A.

     Voting. Under the Company's current Articles, each share of Old Common Stock and each share of Old Class A Common Stock has the right to vote on all matters. The holders of Old Common Stock and Old Class A Common Stock are entitled to vote as a single class for the election of directors and on all other matters submitted to the shareholders of the Company except where Ohio law requires a separate class vote. Each such share is entitled to one vote.

     The holders of Class A Common Shares would be entitled to vote only under those circumstances set forth in the Ohio General Corporation Law, generally relating to proposals that would change the par value of the Class A Common Shares, alter or change the express terms of those shares, or otherwise affect them in a substantially prejudicial manner. The non-voting status of the Class A Common Shares is subject to the convertibility provisions described below.

     As a result of the effectiveness of the Recapitalization Amendment, each share of Old Common Stock automatically would be changed into one Common Share and, subject to the Class A Protection provision, would continue to entitle the holder thereof to vote on all matters on which shareholders currently are entitled to vote, including the election of directors. Similarly, each share of Old Class A Common Stock automatically would be changed into one Class B Common Share and would entitle the holder thereof to vote on all matters on which shareholders are currently entitled to vote, including the election of directors. The Class A Common Shares would not entitle the holders thereof to any votes except as otherwise required by law and except in the event of conversion as described below. The Recapitalization Amendment would not affect the relative voting power of the holders of the Old Common Stock or Old Class A Common Stock or of the classes of securities into which they are to be changed.

     After the Dividend, most actions submitted to a vote of shareholders would be voted on only by holders of Common Shares and Class B Common Shares. The holders of Common Shares and Class B Common Shares would be entitled to elect the entire Board of Directors. In addition, the holders of the Common Shares and

Class B Common Shares could vote to amend the Amended Articles in order to increase or decrease the number of authorized Class A Common Shares (but not below the number of such shares outstanding).

     Convertibility. None of the Common Shares, the Class A Common Shares or the Class B Common Shares would be convertible into another class of Common Equity or any other security of the Company, except that all then outstanding Class A Common Shares would convert into Common Shares on a share-for-share basis (i) automatically on the date ten years from the date of first distribution of the Class A Common Shares (which is anticipated to be the payment date of the Dividend), unless the Board of Directors, acting by a two-thirds majority and no earlier than 30 months and no later than 24 months prior to the initial or any subsequently established conversion date elects to extend the conversion of the Class A Common Shares for five years from and after such conversion date, and any new conversion date and all subsequently extended conversion dates which may be extended in a like manner and for a like period;
(ii) automatically at any time when the number of outstanding Common Shares and Class B Common Shares falls below 20% of the aggregate number of outstanding shares of Common Shares, Class A Common Shares and Class B Common Shares; and
(iii) upon resolution of the Board of Directors if, as a result of the existence of the Class A Common Shares, either the Common Shares or Class A Common Shares are, or both are, excluded from quotation on the NASDAQ National Market System and all other national quotation systems then in existence and are excluded from trading on all principal national securities exchanges then in existence. Upon any such conversion, the voting interests of the holders of Common Shares and Class B Common Shares would be diluted. In addition, to the extent that the market price of the Common Shares is higher or lower than the market price of the Class A Common Shares immediately prior to such conversion, the market price of the shares held by particular holders may be adversely affected by the conversion.

     Dividends. Existing provisions of the Company's Articles specify that an "equal dividend per share" be paid on the current classes of Old Common Stock and Old Class A Common Stock. The Recapitalization Amendment provides that no dividend will be paid on any of the three classes of Common Equity unless an equal dividend is paid on all three classes, subject to the following: (i) if a cash dividend is paid on one class of Common Equity, the dividend paid on the other two classes will also be in cash; (ii) stock dividends on Class A Common Shares will be paid only in shares of Class A Common Shares; (iii) a stock dividend on Class B Common Shares will be paid in the same class of Common Equity as the stock dividend on Common Shares; and (iv) subject to the limitations in (ii) and (iii), a stock dividend on Class A Common Shares paid in Class A Common Shares will be considered equal to a stock dividend on Common Shares and Class B Common Shares paid in any of the other classes of Common Equity as long as the proportion is the same and regardless of any differences in fair market value among the classes.

     Mergers and Consolidations. In the event of a merger, consolidation or combination of the Company with another entity (whether or not the Company is the surviving entity) or in the event of dissolution of the Company, the holders of Class A Common Shares will be entitled to receive the same per share consideration as the per share consideration, if any, received by holders of Common Shares and Class B Common Shares in that transaction. Accordingly, if holders of Common Shares and Class B Common Shares receive shares of voting stock as consideration in a merger, the holders of Class A Common Shares will also be entitled to receive shares of such voting stock.

     Class A Protection. After the effectiveness of the Recapitalization Amendment, voting rights disproportionate to equity ownership could be acquired through acquisitions of Common Shares without corresponding purchases of Class A Common Shares. In order to reduce somewhat the likelihood of Common Shares and Class A Common Shares trading at significantly different market prices and to give holders of Class A Common Shares the opportunity to participate in any premium paid in the future relating to the acquisition of 15% or more of the Common Shares by a buyer who has not acquired a proportionate number of Class A Common Shares, the Recapitalization Amendment includes a "Class A Protection" feature, as described below. The Class A Protection feature might have an anti-takeover effect by making the Company a less attractive target for a takeover bid. (Although Class B Common Shares have voting rights, the restrictions on transfer of such shares contained in the current Article Fourth are to be retained. The lack of an organized trading market in Class B Common Shares is therefore likely to continue, making it unlikely that a significant number of Class B Common Shares could be acquired in the market. Therefore, the Class A Protection feature does not apply to acquisitions of Class B Common Shares.)

     If any person or group, as defined below (excluding the Company, but including members of the Lincoln Family), acquires beneficial ownership of 15% or more of the then outstanding Common Shares1 after the effective time of the Recapitalization Amendment ("Effective Time"), and such person or group (a "Significant Shareholder") does not then own an equal or greater percentage of all then outstanding Class A Common Shares, the Class A Protection provision requires such Significant Shareholder to commence within a 90-day period beginning the day after becoming a Significant Shareholder a public cash tender offer to acquire additional Class A Common Shares, as described below (a "Class A Protection Transaction"). The 15% ownership threshold of the number of Common Shares which triggers a Class A Protection Transaction may not be waived by the Board of Directors, nor may the Board of Directors amend this threshold in the Amended Articles without shareholder approval, including, under current Ohio law, a two-thirds vote of the outstanding Class A Common Shares voting separately as a class.

     In a Class A Protection Transaction, the Significant Shareholder must offer to acquire from holders of the Class A Common Shares at least that number of additional Class A Common Shares (the "Additional Shares") determined by (i) multiplying the percentage of the number of outstanding Common Shares that are beneficially owned by such Significant Shareholder, and were acquired after the Effective Time of the Recapitalization Amendment, by the total number of Class A Common Shares outstanding on the date such Person or group became a Significant Shareholder; and (ii) subtracting therefrom the excess (if any) of the number of Class A Common Shares beneficially owned on such date over the number of Class A Common Shares beneficially owned on the date of the Dividend. The Significant Shareholder must acquire all Class A Common Shares validly tendered or, if the number of shares tendered exceeds the number determined pursuant to such formula, a pro-rata number from each tendering holder (based on the number of shares tendered by each tendering shareholder).

     The offer price for any shares required to be purchased by the Significant Shareholder pursuant to this provision would be the greatest of: (i) the highest price per share paid by the Significant Shareholder for any Common Share or Class A Common Share in the six-month period ending on the date such Person or group became a Significant Shareholder; (ii) the highest sale price of a Common Share or Class A Common Share on the NASDAQ National Market System (or such other securities exchange or quotation system as is then the principal trading market for such class of Common Equity) during the thirty-day period preceding the date such person or group became a Significant Shareholder; or (iii) the highest reported sale price for a Common Share or Class A Common Share on the NASDAQ National Market System (or such other securities exchange or quotation system constituting the principal trading market for such class of Common Equity) on the business day preceding the date the Significant Shareholder commences the required tender offer.

     If a Significant Shareholder fails to undertake a Class A Protection Transaction within the time provided therefor, the voting rights of all of the Common Shares beneficially owned by such Significant Shareholder, regardless of when such shares were acquired, would be automatically suspended until completion of a Class A Protection Transaction or until divestiture of the excess Common Shares that triggered such requirement. To the extent that the voting power of any Common Shares is so suspended, such shares will not be included in the determination of aggregate voting shares for any purpose.

---------------

    1 Excluding for purposes of determining the shares owned by such person or group, but not for the purposes of determining shares outstanding, (i) shares beneficially owned at the Effective Time; (ii) shares acquired by will, by laws of descent and distribution, by gift, or by foreclosure of a bona fide loan; (iii) shares acquired from the Company; (iv) shares acquired by operation of law (including a merger or consolidation effected for the purpose of recapitalizing or reincorporating such person but not for the purpose of acquiring another Person); (v) Common Shares received in exchange for Class A Common Shares if the Class A Common Shares were acquired by the exchanging party directly from the Company as a dividend on Common Shares; and (vi) shares acquired by or from a qualified employee benefit plan of the Company (collectively, (i) through (vi), "Excluded Shares").

     A Class A Protection Transaction would also be required of any Significant Shareholder that acquires2 an amount equal to or greater than the next highest integral multiple of 5% (e.g., 20%, 25%, 30%, etc.) of the outstanding Common Shares after the Effective Time and such Significant Shareholder does not own an equal or greater percentage of all then outstanding Class A Common Shares that such Significant Shareholder acquired after the Dividend. Such Significant Shareholder would be required to offer to buy that number of Additional Shares prescribed by the formula set forth above; provided that, for purposes of such formula, the date on which the Significant Shareholder acquired the next highest integral multiple of 5% of the outstanding Common Shares will be deemed to be the date on which such person or group became a Significant Shareholder.

     The requirement to engage in a Class A Protection Transaction will be satisfied by making the requisite offer and purchasing validly tendered shares, even if the number of shares tendered is less than the number of shares included in the required offer. If any Significant Shareholder fails to make the required tender offer, or to purchase shares validly tendered (after proration, if any), the voting rights of all Common Shares owned by such Significant Shareholder will be automatically suspended until consummation of an offer as required by the terms of the Class A Protection feature or until divestiture of the excess Common Shares that triggered the tender offer requirement.

     Neither the Class A Protection Transaction requirement nor the related possibility of suspension of voting rights applies to any increase in percentage ownership of Common Shares resulting solely from a change in the total number of Common Shares outstanding. All calculations with respect to percentage ownership of outstanding shares of either class of Common Equity shall be based upon the number of outstanding shares reflected in either the records of or a certificate from the Company's stock transfer agent or reported in the last to be filed of the Company's Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, Form 10-C or definitive proxy statement.

     Since the definition of Significant Shareholder is based on the beneficial ownership percentage of Common Shares acquired after the Effective Time of the Recapitalization Amendment, a person or group who is a shareholder of the Company at the Effective Time will not become a Significant Shareholder unless such person or group acquires an additional 15% of the then outstanding Common Shares, regardless of the amount of Old Common Stock owned prior to the Effective Time of the Recapitalization Amendment.

     The Class A Protection provision does not prevent any person or group from acquiring a significant or controlling interest in the Company, provided such person or group acquires a proportionate percentage of the Class A Common Shares, undertakes a Class A Protection Transaction or incurs suspension of the voting rights of Common Shares as provided by the Class A Protection feature. If a Class A Protection Transaction is required, the purchase price to be paid in such offer may be higher than the price at which a Significant Shareholder might otherwise be able to acquire an identical number of Class A Common Shares. Such requirement could make an acquisition of a significant or controlling interest in the Company more expensive and, if the Class A Protection Transaction is required, more time consuming, than if such requirement did not exist. Consequently, a person or group might be deterred from acquiring a significant or controlling interest in the Company as a result of such requirement. See "Certain Potential Disadvantages of the Recapitalization Amendment -- Change of Control Impact." Moreover, by restricting the ability of an acquiror to acquire a significant interest in the Common Shares by paying a "control premium" for such shares without acquiring, or paying a similar premium for, Class A Common Shares, the Class A Protection feature is designed to help reduce or eliminate any discount on either of these classes of Common Equity.

     There can be no assurance that a person or group will be readily identifiable as a Significant Shareholder. Although the Federal securities laws currently require persons or groups holding 5% or more of the Common Shares or the Class A Common Shares to file reports with the Commission and the Company specifying the level of their ownership, there can be no assurance that a person or group will comply with such laws or that alternative methods of identifying such holders will be available. Accordingly, the benefits of the Class A Protection feature may be difficult to enforce.

---------------

    2 Excluding those shares which are Excluded Shares.

     Preemptive Rights. None of the Common Shares, the Class A Common Shares or the Class B Common Shares will carry any preemptive rights enabling a holder to subscribe for or receive shares of the Company of any class or any other securities convertible into any class of the Company's shares.

     Sales and Repurchases. Article Fifth currently authorizes the Board of Directors to set the amount of consideration for which the Company may issue its shares. Since the three classes of Common Equity may have differing values and market prices, the proposed amendment to Article Fifth clarifies the existing provision by expressly permitting the Board of Directors to authorize the sale of a class of shares even though a higher price could be obtained by selling shares of another class. Ohio law requires that a company's articles of incorporation empower its board of directors to make repurchases of shares without a shareholder vote if that authority is desired. The Company's existing Article Sixth gives such authority. As part of the Recapitalization Amendment, Article Sixth would be revised to clarify that the provision reflects current Ohio law. The changes to Article Sixth also are designed to make it clear that the Board of Directors is authorized to repurchase shares of any class without regard to whether a lesser price could be paid for the shares of any other class.

     Transferability; Trading Market. The Common Shares and the Class A Common Shares will be freely transferable, subject to the existing Incentive Equity Plan ("IEP") restrictions on shares issued pursuant to such plan (and to certain contractual restrictions with respect to 15,000 Common Shares and a like number of Class A Common Shares to be received with respect thereto, held by a former officer of the Company). It is expected that both the Common Shares and the Class A Common Shares will be designated for quotation on the NASDAQ National Market System. The National Association of Securities Dealers, Inc. ("NASD") has advised the Company that the issuance of non-voting Class A Common Shares pursuant to the Recapitalization Amendment would not violate the NASD's rules and would be permitted thereunder. However, there can be no assurance that NASDAQ will accept either class for trading. Currently the Old Common Stock is traded in the over-the-counter market and trades are reported on the NASD Bulletin Board. There is no established trading market for the Old Class A Common Stock because such shares are subject to the Company's right to repurchase contained in the Articles in the event of the death of the holder of Old Class A Common Stock or upon certain determinations by a holder of Old Class A Common Stock to dispose of such shares.

     Increase in Authorized Common Stock. The Articles of the Company presently authorize 17,000,000 shares of Common Stock, consisting of 2,000,000 shares of Old Class A Common Stock and 15,000,000 shares of Old Common Stock. The Recapitalization Amendment would increase the authorized number of shares of Common Equity to 62,000,000, consisting of 30,000,000 Common Shares, 30,000,000 Class A Common Shares and 2,000,000 Class B Common Shares. After the effectiveness of the Recapitalization Amendment and payment of the Dividend,
approximately           Common Shares,           Class A Common Shares and
          Class B Common Shares would be issued and outstanding. Additional Common Shares and Class A Common Shares would therefore be available for issuance from time to time in the future for any proper corporate purpose, including equity financings, stock splits, stock dividends, acquisitions, stock option plans and other employee benefit plans. No further action or authorization by the shareholders would be necessary prior to the issuance of the additional shares of Common Equity authorized pursuant to the Recapitalization Amendment unless applicable laws or regulations would require such approval in a given instance. At the date hereof, other than pursuant to the proposed public offering discussed above and the stock plans of the Company described below, the Company has no existing agreements, understandings or plans for the issuance of additional shares of Common Equity.

     The Board of Directors of the Company believes that it is desirable to have the additional authorized shares of Common Equity available for possible future financings, including the proposed public offering described above, acquisition transactions, and other general corporate purposes. Having such additional authorized shares of Common Equity available for issuance in the future would give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. The Company's Amended Articles would permit the holders of two-thirds of the aggregate outstanding Common Shares and Class B Common Shares voting as a single class to amend the Amended

Articles to increase the number of authorized shares of any class of Common Equity. Subject to the possibility of conversion, the holders of Class A Common Shares would have no right to participate in any such vote.

     Shareholder Information. The Company would deliver to the holders of Class A Common Shares the same proxy statements (without proxies except as required by law), annual reports and other information and reports as it delivers to holders of Common Shares and Class B Common Shares.

CERTAIN EFFECTS OF THE RECAPITALIZATION AMENDMENT
-------------------------------------------------

     Effects on Relative Ownership Interest and Voting Power. Because the Recapitalization Amendment provides that each whole share of Old Common Stock would be changed into one Common Share and that each whole share of Old Class A Common Stock would be changed into one Class B Common Share and because the Dividend declared subsequent thereto would be made to all shareholders in proportion to the number of Common Shares and Class B Common Shares owned on the Dividend record date by each shareholder, the relative ownership interest and voting power of each holder as of such record date of Common Shares and Class B Common Shares would be the same immediately after effectiveness of the Recapitalization Amendment and Dividend as it was immediately prior thereto. If the public offering currently anticipated by the Company is consummated, then shareholders who neither purchase nor sell shares will experience an immediate dilution of their equity interest but, subject to the possibility of conversion, not of their voting power.

     Shareholders who sell their Common Shares or Class B Common Shares after the record date for the Dividend would lose a greater amount of voting power in proportion to equity than they would have prior to the record date for the Dividend. At the same time, shareholders desiring to maintain their voting rights in the Company would be free to continue to hold the Common Shares or Class B Common Shares and may instead elect to sell Class A Common Shares. The Estate of Helen C. Lincoln and The Lincoln Foundation, Inc. have indicated their intention to do so.

     Effect on Market Price. The Company cannot predict the prices at which the Common Shares and Class A Common Shares will trade following the adoption of the Recapitalization Amendment and the Dividend. However, it is expected that the market prices would reflect the effect of a two-for-one stock split (which is the effective result of the Dividend). Based on the advice of William Blair provided to the Recapitalization Committee, the Company anticipates that any differential between the trading prices of the Common Shares and Class A Common Shares will be modest, but there can be no assurance as to the trading prices of
either of them. On               , 1995, the closing sale price of the Old
Common Stock as reported on                was $       . If the market price of
the Class A Common Shares were to drop significantly below the price of the Common Shares, the potential benefits of the Recapitalization Amendment and Dividend with respect to flexibility for financings by the Company or resales by the shareholders may be limited.

     It is possible that either the Common Shares or Class A Common Shares may trade from time to time at a premium to the other. The Class A Protection feature and the requirement of dividend equality for the Class A Common Shares are expected to reduce somewhat the reasons for the Common Shares to trade at a premium compared to the Class A Common Shares. Should a premium on any class of Common Equity develop, the Recapitalization Amendment permits the Board of Directors to issue and sell authorized but unissued shares of any class of Common Equity even if the consideration which could be obtained by issuing or selling shares of another class may be greater. The Recapitalization Amendment also expressly permits the Board of Directors to purchase shares of any class of Common Equity even if the consideration which would be paid for shares of another class may be less.

     It is likely that more voting Common Equity could be acquired for a given amount of consideration after the Dividend as the market price of the Common Equity is expected to adjust for the effects of the Dividend. If so, subject to the requirement to purchase a proportionate amount of non-voting Class A Common Shares under certain circumstances pursuant to the Class A Protection feature discussed above, the Recapitalization Amendment may permit shareholders, including members of the Lincoln Family, to increase their relative voting power at a lower cost. Other than G. Russell Lincoln's stated present intent to increase gradually over time, subject to market conditions, his ownership of Common Shares, the Company is not aware of any current plans of members of the Lincoln Family to acquire any additional shares of the Company's Common Equity after the Dividend.

     Trading Market.  Upon effectiveness of the Recapitalization Amendment,
approximately                Common Shares would be issued and outstanding.
After the Dividend, approximately                Class A Common Shares would be
issued and outstanding. Although no assurances can be given, the Company is anticipating a primary public offering shortly after the Annual Meeting of Class A Common Shares in an aggregate principal amount that remains to be determined, but which in any event shall not exceed an amount sufficient to yield net proceeds to the Company of $100 million. In addition, 1.5 million Class A Common Shares are expected to be sold by certain members of the Lincoln Family. Furthermore, certain members of the Lincoln Family have advised the Company that they are more likely over time to sell Class A Common Shares than Common Shares. Any such issuance of additional Class A Common Shares by the Company or sales of Class A Common Shares by shareholders may serve to increase market activity in Class A Common Shares relative to the Common Shares. Greater market activity may result in increased volatility in pricing and could enlarge any price differential, either higher or lower, between the Common Shares and Class A Common Shares.

     Employee Plans. The employee stock plans that will be affected by the Recapitalization Amendment are the IEP and the ESOP. With respect to the IEP, the Board of Directors has the authority pursuant to the IEP in the event of a recapitalization and stock dividend to adjust the aggregate number and kind of shares subject to awards under the IEP and reserved for issuance thereunder. As of March 1, 1995, 44,974 shares of Old Common Stock were issued and outstanding pursuant to the IEP and 955,026 shares of Old Common Stock remained available for issuance. IEP participants would participate in the recapitalization as any other holder of Old Common Stock, and therefore, after the effectiveness of the Recapitalization Amendment and the Dividend, IEP participants will hold one Common Share and one Class A Common Share for each share of Old Common Stock held immediately before the effective date of the Recapitalization Amendment. All of such shares, regardless of class, will be subject to all the restrictions that applied previously to the shares of Old Common Stock issued pursuant to the IEP.

     Holders of shares of Old Class A Common Stock, including the ESOP, will receive the same Dividend as the holders of Old Common Stock upon effectiveness of the Recapitalization Amendment and Dividend. As of March 1, 1995, 496,055 shares of Old Class A Common Stock were held by the ESOP. After the effectiveness of the Recapitalization Amendment and the payment of the Dividend, the ESOP will hold one Class B Common Share and one Class A Common Share for each share of Old Class A Common Stock held by the ESOP on the record date for the Dividend. Unlike the Class A Common Shares that are issued to IEP participants and held subject to those plan restrictions, the Class A Common Shares received by the ESOP (and other Old Class A Common Stock shareholders) as a result of the Dividend will not be subject to the book value restrictions that apply to the shares of Old Class A Common Stock now held by the ESOP (and other Old Class A Common Stock shareholders). The book value restrictions that are set forth in the Company's Articles do not by their terms extend to those Class A Common Shares received by holders of Class B Common Shares as a result of a stock dividend paid on such Class B Common Shares.

     As discussed above, the Employee Stock Purchase Plan was terminated as of March 30, 1995. Shareholders who hold Old Common Stock that was initially received pursuant to such plan will participate in the proposed recapitalization and Dividend in the same manner as any other holder of Old Common Stock, i.e., each share of Old Common Stock that they hold will become a Common Share and they each will receive one Class A Common Share for every Common Share held as of the record date for the Dividend. Neither the Common Shares nor the Class A Common Shares held by such former participants will be subject to any transfer restrictions.

     Under an agreement with a former officer, 15,000 shares of Old Common Stock, which will be redesignated as 15,000 Common Shares pursuant to the Recapitalization Amendment, remain subject to certain repurchase rights of the Company (and Class A Common Shares paid as a dividend thereon will also be subject to such repurchase rights). Those contractual rights and restrictions are not affected by the Recapitalization Amendment.

     Effect on Book Value and Earnings per Share. Although the interest of each shareholder in the total equity of the Company would remain unchanged as a result of the Dividend, the issuance of the Class A Common Shares pursuant to the Dividend would, like any stock dividend, cause the book value per share and earnings per share of the Company to be adjusted to reflect the increased number of shares outstanding. Although effected in the form of a dividend, for accounting purposes the Dividend would have the same effect as a two-for-one stock split.

     Tax Consequences. The Company has been advised by tax counsel with respect to the principal tax consequences resulting from the following four events: (i) the reclassification of Old Common Stock as Common Shares; (ii) the reclassification of Old Class A Common Stock as Class B Common Shares; (iii) the Dividend; and (iv) the subsequent conversion of Class A Common Shares into Common Shares pursuant to the rights of conversion described above. The following discussion is based on existing United States Federal Income Tax laws and Ohio Franchise and Income Tax laws. Shareholders are urged to consult their own tax advisors regarding these tax consequences, particularly under the laws of jurisdictions other than the United States and the State of Ohio.

     No taxable income, gain or loss would be recognized by a holder of Old Common Stock as a result of the reclassification of Old Common Stock as Common Shares or by a holder of Old Class A Common Stock as a result of the reclassification of Old Class A Common Stock as Class B Common Shares. The cost or other basis for tax purposes of each share of Old Common Stock and each share of Old Class A Common Stock held immediately before the reclassification will become the basis of the corresponding Common Share or Class B Common Share, respectively. The holding period for each Common Share and each Class B Common Share will be the same as the holding period of the corresponding share of Old Common Stock or Old Class A Common Stock.

     No taxable income, gain or loss would be recognized by a holder of Common Shares or Class B Common Shares as a result of the Dividend of one Class A Common Share on each outstanding Common Share or Class B Common Share. The cost or other basis for tax purposes of each Common Share or Class B Common Share held immediately before the Dividend would be allocated between that Common Share or Class B Common Share and the Class A Common Share received as a result of the Dividend, in proportion to the fair market value of each on the date of the Dividend. The holding period for each Class A Common Share will be the same as the holding period of the Common Share or Class B Common Share on which the Class A Common Share would be distributed.

     No taxable income, gain or loss would be recognized by a holder of a Class A Common Share upon the conversion of the Class A Common Share into a Common Share pursuant to the convertibility feature described above. The cost or other basis for tax purposes of the resulting Common Share will be the same as the cost or other basis for tax purposes of the Class A Common Share held immediately before the conversion. The holding period for such Common Share would include the holding period for the corresponding Class A Common Share held prior thereto.

     The above summary of tax consequences discusses only the principal tax consequences of the four events referenced above to United States persons (i.e., citizens or residents of the United States and domestic corporations) who hold shares of Old Common Stock or Old Class A Common Stock as capital assets. It, among other things, does not address the tax consequences of the reclassification or the Dividend to holders of shares of Old Common Stock who received shares of Old Common Stock under the IEP, to the extent such shares received pursuant to the IEP remain unvested at the time of the reclassification or the Dividend. It likewise does not address the tax consequences of the Class A Common Share conversion to holders of Class A Common Shares who received such shares as a Dividend on shares of reclassified Old Common Stock that such holders received pursuant to the IEP, to the extent the shares of reclassified Old Common Stock on which such Class A Common Shares were received remain unvested on the date on which the Class A Common Share conversion occurs.

     Securities Act of 1933. The designation of the Old Common Stock as Common Shares with essentially the same rights, powers and limitations as the Old Common Stock and the designation of the Old Class A Common Stock as Class B Common Shares with essentially the same rights, powers and limitations as the Old Class A Common Stock does not constitute an "offer," "offer to sell," "offer for sale," or "sale" of a security within the meaning of Section 2(3) of the Securities Act and Rule 145 thereunder. In addition, the Dividend would not involve a "sale" of a security under the Securities Act. Consequently, the Company has not for purposes of the Recapitalization Amendment registered the Common Shares, the Class A Common Shares or the Class B Common Shares under the Securities Act. The Company has authorized registration under the Securities Act of the Class A Common Shares that are proposed to be sold in the underwritten public offering.

     Since there would be no sale of either the Common Shares, the Class A Common Shares or the Class B Common Shares at the effective time of the Recapitalization Amendment and/or the Dividend, shareholders would not be deemed to have acquired such shares separately from the Old Class A Common Stock or Old Common Stock for purposes of the Securities Act and Rule 144 thereunder. Common Shares held immediately upon effectiveness of the Recapitalization Amendment and Class A Common Shares received in the Dividend, other than any such shares held by affiliates of the Company within the meaning of the Securities Act, may be offered for sale and sold in the same manner as the Old Common Stock without registration under the Securities Act. Affiliates of the Company, including the members of the Lincoln Family, and holders of "restricted" shares would continue to be subject to the restrictions specified in Rule 144 under the Securities Act with respect to sales of Common Shares and Class A Common Shares.

     NASD Criteria. The sales of Old Common Stock are currently reported on the NASD Bulletin Board. The NASD has advised the Company that the issuance of non-voting Class A Common Shares pursuant to the Recapitalization Amendment would not violate the NASD's rules and would be permitted thereunder. The Company presently anticipates that both the Common Shares and the Class A Common Shares would be designated for trading on the NASDAQ National Market System.

     The Recapitalization Amendment provides that the Board of Directors may convert the Class A Common Shares into Common Shares if, as a result of the existence of the Class A Common Shares, the Common Shares or the Class A Common Shares is, or both are, excluded at any future time from trading on all national quotation systems and all principal national stock exchanges.

     Subsequent Amendments. The Recapitalization Amendment would not prevent the Company from taking any action, or otherwise affect the Company's ability, with the requisite approval of its shareholders, to adopt any future amendments to the Amended Articles for the purpose of further changing the Company's capital structure or for any other lawful purpose.

CERTAIN POTENTIAL DISADVANTAGES OF THE RECAPITALIZATION AMENDMENT
-----------------------------------------------------------------

     While the Board of Directors has determined that implementation of the Recapitalization Amendment is in the best interests of the Company and its shareholders, the Recapitalization Amendment may also be considered to have certain disadvantages, including those described above under "Certain Effects of the Recapitalization Amendment" and those set forth below.

     Change of Control Impact. Members of the Lincoln Family currently own approximately 48% of the Old Common Stock. While the Company is unaware of any agreements among members of the Lincoln Family to act in concert, if those members were to vote together, they could exercise that degree of voting power over the Company. In addition, the Company estimates that the Employee Constituency beneficially owns shares representing approximately 32% of the voting power of the Company. In the event that the Recapitalization Amendment and the Dividend are implemented, the Lincoln Family and the Employee Constituency could retain such voting power even if some or all of their members choose to reduce their total equity position by up to 50%. By permitting members of the Lincoln Family to sell non-voting shares while retaining voting shares, implementation of the Recapitalization Amendment and Dividend is likely to limit the future circumstances in which a sale or transfer of equity by members of the Lincoln Family could lead to a merger proposal or tender offer or to a proxy contest for the removal of incumbent directors. Consequently, the

Recapitalization Amendment and the Dividend may deprive shareholders of the Company of an opportunity to sell their shares at a premium over prevailing market prices and may also make it more difficult to replace the current Board of Directors and management of the Company.

     When and if conversion occurs under the terms of the non-voting shares, a holder of Class A Common Shares may need to comply with the terms of the Ohio Control Share Acquisition statute in order to complete such conversion, depending on whether or not, following conversion, such holder would be entitled to exercise or direct the exercise of voting power of the Company in excess of the thresholds provided by such statute, i.e., currently 20%, 33% and 50%. It is possible that the act of conversion could itself constitute a "control share acquisition" under the Ohio statute.

     State Statutes. Some state securities statutes contain provisions which, due to the issuance of Class A Common Shares, may restrict an offering of equity securities by the Company or the secondary trading of its equity securities in those states. However, due to exemptions available if the Common Shares and Class A Common Shares qualify for trading on the NASDAQ National Market System and the limited number of states involved, the Company does not believe that such provisions will have a material, adverse effect on the amount of equity securities that the Company will be able to offer, or on the price obtainable for such equity securities in such an offering, or in the secondary trading market for the Company's equity securities.

     Acquisition Accounting. The Class A Common Shares may not be used to effect a business combination intended to be accounted for using the "pooling of interests" method. In order for such method to be used, the Company would be required to issue Common Shares as the consideration for the combination.

     Brokerage Costs; Security For Credit. As is typical in connection with any stock split, brokerage charges and stock transfer taxes, if any, may be somewhat higher with respect to purchases and sales of the Company's Common Equity after the Dividend, assuming transactions in the same dollar amount, because of the increased number of shares involved.

     The Company does not expect that the adoption of the Amended Articles and the Dividend will affect the ability of shareholders to use either the Common Shares or the Class A Common Shares as security for the extension of credit by financial institutions, securities brokers, or dealers.

     Investment By Institutions. Implementation of the Recapitalization Amendment and the Dividend may affect the decision of certain institutional investors that would otherwise consider investing in the Old Common Stock. The holding of non-voting shares may not be permitted by the investment policies of certain institutional investors or may be less attractive to managers of certain institutional investors.

INTERESTS OF CERTAIN PERSONS
----------------------------

     Members of the Lincoln Family have an interest in the implementation of the Recapitalization Amendment and in the Dividend because, as noted above, they may enhance the ability of members of the Lincoln Family, if they were to vote together, to retain approximately 48% of the voting power of the Company as described, even if they dispose of some or all of the Class A Common Shares received by them through the Dividend. For information related to the stock ownership of members of the Lincoln Family and the Company's officers and directors, see "Common Stock Ownership of Management and Certain Beneficial Owners." Similarly, the implementation of the Recapitalization Amendment and the Dividend may also facilitate continuity of voting power by members of the Employee Constituency, even if they sell Class A Common Shares received by them in the Dividend.

FINANCIAL ADVISOR TO THE RECAPITALIZATION COMMITTEE
---------------------------------------------------

     The Recapitalization Committee of the Board of Directors has retained William Blair as an independent financial advisor in connection with the recapitalization to be effected through the Recapitalization Amendment and the Dividend. William Blair has been paid a fee of $125,000 and will be paid an additional $75,000 if the Recapitalization Amendment is approved by shareholders, plus reimbursement of out-of-pocket expenses. In addition, the Company has agreed to indemnify William Blair against certain liabilities and expenses it may incur in connection with such services. William Blair had not provided any services to the Company prior to being engaged to assist the Recapitalization Committee in connection with the Recapitalization Amendment and Dividend. William Blair will not serve as the managing underwriter or as a co-manager in the proposed public offering.

     William Blair has rendered an opinion to the Recapitalization Committee, which the Recapitalization Committee has provided to the Board of Directors, in connection with the Recapitalization Amendment and Dividend, providing, generally, that the adoption of the Recapitalization Amendment and the implementation of the Dividend will not have a material adverse effect upon (i) the market liquidity for Common Shares, (ii) the ability of investors to buy and sell Common Shares or Class A Common Shares, or (iii) the ability of the Company to raise capital through an offering or offerings of Class A Common Shares. It is also William Blair's opinion that from a financial point of view and under current market conditions, immediately after the announcement and implementation of the Recapitalization Amendment and Dividend, the total market value of the Common Shares, Class A Common Shares and Class B Common Shares will not be materially different than the total market value of the Old Common Stock and Old Class A Common Stock immediately prior to the announcement and implementation of the Recapitalization Amendment and Dividend. The opinion of William Blair is set out in full in Appendix B to this Proxy Statement.

EXPENSES
--------

     The costs of proceeding with the Recapitalization Amendment and Dividend (such as transfer agent's fees, printing and mailing costs, legal fees, financial advisory fees, and NASD fees) will be charged against the Company's pre-tax earnings. The approximate cost of proceeding with the Recapitalization
Amendment and Dividend is estimated to be approximately $          , inclusive
of fees of financial and legal advisors. Such amount does not include the cost of the proposed public offering of Class A Common Shares.

VOTE REQUIRED
-------------

     The affirmative vote of holders of two-thirds of the outstanding Old Class A Common Stock and Old Common Stock voting together as a single class, as well as the vote of holders of two-thirds of the outstanding Old Common Stock voting separately as a class, are needed to approve the Recapitalization Amendment. Unless otherwise directed, proxies in the accompanying form will be voted FOR the Recapitalization Amendment.

     AS NOTED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE RECAPITALIZATION AMENDMENT.

                        PROPOSAL TO AMEND ARTICLE EIGHTH
                         OF THE ARTICLES OF THE COMPANY
                         ------------------------------

                                   Item No. 3

BACKGROUND
----------

     At the Annual Meeting of shareholders on May 26, 1987, the shareholders approved the adoption of Article Eighth to the Company's Articles. Article Eighth was adopted to protect against coercive or unfair takeover tactics deemed by the Board of Directors not to be in the best interests of all shareholders. In particular, Article Eighth was designed to deter two stage acquisitions in which an acquiror purchases a significant interest in a company and follows it with a coercive transaction in which control is obtained.

SUMMARY OF PROPOSAL
-------------------

     On February 22, 1995, the Board of Directors adopted resolutions recommending that, if the Recapitalization Amendment is approved by the shareholders, certain corresponding amendments to Article Eighth be presented to the shareholders for approval (the "Articles Amendment"). The Articles Amendment does not fundamentally modify the current provisions of Article Eighth; rather, the Articles Amendment is intended to conform certain portions of Article Eighth to reflect the Company's revised capital structure after approval of the Recapitalization Amendment. The Articles Amendment will also make certain minor changes to clarify the language of Article Eighth. The Articles Amendment is necessary, and will be considered, only if the Recapitalization Amendment is approved by the shareholders. If the shareholders do not approve the Recapitalization Amendment, the Articles Amendment will be withdrawn at the direction of the Board of Directors. The full text of Article Eighth, marked to show changes proposed by the Articles Amendment, is set forth in Appendix C to this Proxy Statement and incorporated herein by reference. The following summary should be read in conjunction with, and is qualified in it entirety by reference to, Appendix C.

SUMMARY OF ARTICLE EIGHTH
-------------------------

     Under Ohio law, a merger, consolidation or sale of substantially all the assets of a corporation, and a reclassification of securities or a recapitalization of a corporation involving amendments to its articles of incorporation, must be approved by at least two-thirds of the voting power of the outstanding stock of the corporation entitled to vote thereon, unless the articles of incorporation of the corporation provide or permit a greater or lesser proportion, but not less than a majority, of such voting power. The Articles of the Company reflect the statutory two-thirds requirement. In addition, Ohio law prohibits any person who owns 10% or more of a company's stock from engaging in mergers, consolidations, majority share acquisitions, asset sales, loans and certain other transactions with the corporation for a three-year period after acquiring the 10% ownership, unless approval is first obtained from the corporation's board of directors. After the three-year waiting period, the 10% shareholder can complete the transaction only if, among other things: (i) approval is received from two-thirds of all voting shares and from a majority of shares not held by the 10% shareholder or certain affiliated persons; or (ii) the transaction meets certain criteria designed to ensure fairness to all remaining shareholders.

     The provisions of Article Eighth impose additional requirements beyond those imposed by Ohio law. Generally, under Article Eighth, business combinations involving the Company and the owner of 5% or more of the Company's Voting Stock (as defined below), must be approved by the disinterested members of the Board of Directors or by an increased vote of the disinterested shareholders, or must meet certain minimum price, form of consideration and procedural requirements designed to ensure fairness to all shareholders. Specifically, under Article Eighth, unless one of the exceptions described below applies, any of the transactions described in the following paragraphs (a) through (f) involving an Interested Shareholder (as defined below) must be approved by (i) the holders of two-thirds of the voting power of the outstanding stock of all classes and series of the Company entitled to vote generally in the election of Directors (the "Voting Stock") and (ii) by the holders of two-thirds of the voting power of the Voting Stock held by Disinterested Shareholders (as defined below) (the "Special Vote Requirements"):

          (a) a merger or consolidation of the Company or any subsidiary with an Interested Shareholder or with certain affiliates or associates of an Interested Shareholder;

          (b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions whether or not related) to an Interested Shareholder (or affiliates or associates of an Interested Shareholder) of any assets of the Company or a subsidiary having an aggregate fair market value of $1,000,000 or more;

          (c) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions whether or not related) to or with the Company or a subsidiary of any assets of an Interested Shareholder (or affiliates or associates of an Interested Shareholder) having an aggregate fair market value of $1,000,000 or more;

          (d) the issuance or sale of securities of the Company or of a subsidiary to an Interested Shareholder (or affiliates or associates of an Interested Shareholder) in exchange for cash, securities or other property (or a combination thereof) having a fair market value of $1,000,000 or more (except an issuance of securities upon conversion of convertible securities of the Company or of a subsidiary which were not acquired by the Interested Shareholder, or such affiliates or associates, from the Company or from a subsidiary);

          (e) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of an Interested Shareholder (or affiliates or associates of an Interested Shareholder); or

          (f) any reclassification of securities, recapitalization of the Company or any other transaction which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of equity securities of the Company or of a subsidiary beneficially owned by an Interested Shareholder (or affiliates or associates of an Interested Shareholder).

     An "Interested Shareholder" is defined as any person (other than the Company or any subsidiary or any employee benefit plan or trust of the Company or any subsidiary) at any particular time who or which (i) is at such time the beneficial owner, directly or indirectly, of 5% or more of the voting power of the Voting Stock; (ii) is an affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5% or more of the voting power of the Voting Stock; or (iii) is at such time an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder (as defined in (i) or (ii) above), if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act.

     A "Disinterested Shareholder" is defined as a shareholder of the Company who is not an Interested Shareholder (or an affiliate or associate of an Interested Shareholder) who is involved, directly or indirectly, in the proposed business combination transaction; provided, however, that with respect to the vote required for the amendment, alteration, repeal or adoption of any provision inconsistent with any of the terms of Article Eighth, the term "Disinterested Shareholder" is defined as a shareholder of the Company who is not an Interested Shareholder.

     The effect of the Special Vote Requirements is to place a veto power over certain transactions in the hands of the Disinterested Shareholders. Thus, the more shares which are owned by the Interested Shareholder in a transaction, the fewer shares will be required to exercise that veto power. For example, if the Interested Shareholder owns 20% of the outstanding shares, a veto could be executed by Disinterested Shareholders owning approximately 27% of the outstanding shares; if the Interested Shareholder owns 50% of the outstanding shares, a veto could be exercised by Disinterested Shareholders owning approximately 17% of the outstanding shares.

     The Special Vote Requirements will not be applicable if (i) the proposed business combination transaction is approved by a majority of the Directors who are not affiliated with and were not nominated by the Interested Shareholder or
(ii) certain minimum price, form of consideration and procedural requirements are satisfied.

     In the event the Special Vote Requirements do not apply, under Ohio law, a vote of two-thirds of the voting power of the then Voting Stock would be required to authorize certain business combinations, such as merger, consolidation or sale of substantially all the assets of the Company. In the case of certain other business combinations, no vote of the shareholders would be required.

PURPOSES AND EFFECT OF PROPOSAL
-------------------------------

     The purpose of the Articles Amendment is to ensure consistency between the terms of Article Eighth and the Company's revised capital structure resulting from adoption of the Recapitalization Amendment. If the Recapitalization Amendment is not approved by the shareholders at the Annual Meeting (see Item No. 2), the Articles Amendment will not be necessary and will be withdrawn at the direction of the Board of Directors. If adopted, the Articles Amendment will make the following changes to various sections of Article Eighth:

          (a) In Section 1.A of Article Eighth, the definition of "Voting Stock" would be changed to include Class A Common Shares in situations when Class A Common Shares are entitled by law to vote on the approval of transactions covered by Article Eighth. This change is intended to conform Article Eighth to the voting requirements of Ohio law. See Description of Common Equity -- Voting in Item 2.

          The revised definition of "Voting Stock" would also affect the definition of an "Interested Shareholder" in Section 3.B of Article Eighth because, as more fully set forth above, an Interested Shareholder is defined as a person who owns "five percent or more of the voting power of the Voting Stock." In certain transactions (e.g., where fundamental changes are made to the express terms of non-voting shares) both voting and non-voting shares may qualify as Voting Stock under Article Eighth. In other transactions, only voting shares will qualify as Voting Stock. Therefore, whether an individual shareholder's aggregate holdings will trigger the 5% threshold necessary to be an "Interested Shareholder" may vary from transaction to transaction.

          The revised definition of "Voting Stock" would also affect the number of shares required to approve a transaction covered by Article Eighth. In certain circumstances, depending upon whether non-voting shares are entitled to vote by law or by their terms, both voting and non-voting shares held by a person might cause such person to fall within the definition of a "Disinterested Shareholder" whose vote is required to approve Article Eighth transactions.

          (b) In Section 2 of Article Eighth, conforming changes would be required to reflect the fact that there will be more than one class of common shares of the Company as a result of the Recapitalization Amendment.

          (c) In Section 3.I of Article Eighth, the definition of "Fair Market Value" would be changed to reflect the potentially different trading prices between voting and non-voting shares. For purposes of determining Fair Market Value under Article Eighth, if the trading price of voting shares differs from that of non-voting shares, the amendment would require the use of the higher of the two prices.

          (d) Section 3.K of Article Eighth would be deleted as unnecessary in light of the Recapitalization Amendment.

          (e) Certain minor changes would be made throughout Article Eighth to clarify language and to conform Article Eighth to certain aspects of the Recapitalization Amendment.

VOTE REQUIRED
-------------

     The Articles Amendment requires the affirmative vote of (a) two-thirds of the combined voting power of the Voting Stock, voting together as a single class, and (b) two-thirds of the combined voting power of the Voting Stock held by Disinterested Shareholders, voting together as a single class. Due to the attribution of share ownership deemed to occur for purposes of Article Eighth, members of the Lincoln Family may be deemed to be Interested Shareholders for purposes of voting on the Articles Amendment. Accordingly, there will be two votes to determine whether the Articles Amendment is adopted. First, in order for the Articles Amendment to be approved, a two-thirds vote of the outstanding Old Class A Common Stock and Old Common Stock, voting together as a single class, will be required. Second, a two-thirds vote of the outstanding Old Class A Common Stock and Old Common Stock, voting together as a single class, held by persons who are not members of the Lincoln Family will also be required. Unless otherwise directed, proxies in the accompanying form will be voted FOR approval of the Articles Amendment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ARTICLES AMENDMENT.

                     PROPOSAL TO AMEND ARTICLES VI AND VII
                           AND TO DELETE ARTICLE VIII
                       OF THE REGULATIONS OF THE COMPANY
                       ---------------------------------

                                   Item No. 4

BACKGROUND
----------

     Under Ohio law, a corporation is permitted to delegate authority to committees of the board of directors, if such committees are authorized by the regulations of the corporation. The Regulations of the Company authorize the Board of Directors to establish an Executive Committee, but do not expressly authorize the Board of Directors to establish other committees. For this reason, the present Board of Directors committees function as advisory committees appointed under the Board of Directors' inherent authority. Authorized committees to which full authority may be delegated are not expressly permitted under the Regulations.

     Ohio law also requires a corporation to elect certain officers whose duties may be generally described in the regulations. In particular, Ohio law requires the election of a President, Secretary and Treasurer. The Company's Regulations do not, however, provide directly for a Chief Financial Officer, the title the Board of Directors prefers for the officer elected by the Board of Directors to discharge the duties of Treasurer under Ohio law. The Regulations also specify, in describing duties of the Chairman of the Board and President, that such individuals shall be ex-officio members of all standing Board committees. Given current Board practice that description is no longer appropriate. The Regulations provide that a vote of three-fourths of the entire membership of the Board of Directors is required to remove any officer and to fill any vacancy in any office. Ohio law requires only a majority vote of the Board members present (assuming a quorum) to remove officers and fill a vacancy in any office.

SUMMARY OF PROPOSAL
-------------------

     On February 22, 1995, the Board of Directors adopted resolutions recommending that certain amendments of Article VI and Article VII and the deletion of Article VIII of the Regulations of the Company be presented to the shareholders for approval (the "Regulations Amendment"). The Regulations Amendment would authorize both standing and special Board committees and provide the Board of Directors with more flexibility with respect to the election and removal of officers, and the duties ascribed to each officer. The full text of the current versions of Article VI, Article VII and Article VIII and the proposed versions of Article VI and Article VII (Article VIII under the Regulations Amendment would be deleted) reflecting the Regulations Amendment, is set forth in Appendix D to this proxy statement and incorporated herein by reference. The following should be read in conjunction with, and is qualified in its entirety by reference to, Appendix D.

PURPOSES AND EFFECT OF PROPOSAL
-------------------------------

     The Regulations Amendment would (i) permit the Board of Directors to create committees in addition to the Executive Committee and (ii) permit the Board of Directors to delegate to such committees any of the authority of the Board of Directors, other than that of filling vacancies among the Board of Directors or on any committee of the Board of Directors.

     The Board of Directors believes that it is consistent with Ohio law to recognize the importance of committees in the Company's governing process, including the occasional need to delegate formal authority to such committees. The use of committees provides flexibility for the Board of Directors in managing the Company's affairs and the Regulations Amendment is consistent with the Company's use of the committee process and will not significantly affect the Board of Directors' current practices. The empowerment of committees will assist the Company in complying with regulations that require the establishment of committees under certain circumstances, such as Section 162(m) of the Internal Revenue Code and Rule 16b-3 under the Securities Exchange Act of 1934.

     The Regulations Amendment would also (i) require the Board of Directors to annually elect a Chief Financial Officer to conform the Regulations to the current practice of the Board, (ii) specify that the statutory duties of Treasurer under Ohio law shall be performed by the Chief Financial Officer,
(iii) eliminate the requirement that the Chairman of the Board and the President be ex-officio members of all standing committees of the Board of Directors and
(iv) change the vote necessary to remove an officer and to fill any vacancy in any office from three-fourths of the entire membership of the Board of Directors to a majority of a quorum present. Article VIII is proposed for deletion because
(i) it is unnecessary under Ohio law to set forth in the Regulations the specific duties of corporate officers and (ii) it is preferable, and more consistent with current practice, to leave the Board of Directors' discretion to elect such officers as it deems appropriate, and to confer on such elected officers such duties as the Board of Directors may determine are in the best interests of the Company.

VOTE REQUIRED
-------------

     The affirmative vote of holders of a majority of the outstanding Old Class A Common Stock and Old Common Stock voting together as a single class is needed to approve the Regulations Amendment. Unless otherwise directed, proxies in the accompanying form will be voted FOR approval of the Regulations Amendment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE REGULATIONS AMENDMENT.

                APPROVAL OF THE 1995 LINCOLN STOCK PURCHASE PLAN
                ------------------------------------------------

                                   Item No. 5

BACKGROUND AND SUMMARY OF PLAN
------------------------------

     On March 30, 1995 the Board of Directors of the Company adopted, subject to shareholder approval, the 1995 Lincoln Stock Purchase Plan (the "Stock Purchase Plan"), which provides for the purchase of Common Shares and Class A Common Shares by the employees of the Company and its subsidiaries. The provisions of the Stock Purchase Plan are summarized below. This summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the Stock Purchase Plan, a copy of which is attached as Appendix E to this Proxy Statement.

     The Stock Purchase Plan is intended to advance the interests of the Company and its shareholders by providing a means for employees of the Company and its subsidiaries to acquire a proprietary interest (or increase an existing proprietary interest) in the Company.

     Any officer (including officers who are also directors) and any other employee of the Company or its subsidiaries who has been employed for 1 year or more will be eligible to elect to participate in the Stock Purchase Plan.
Approximately   individuals are presently eligible. Each year an eligible
employee may elect to purchase either Common Shares, Class A Common Shares or both.

     Each eligible employee will be entitled to purchase up to $10,000 worth of Common Shares or Class A Common Shares per year. An eligible employee may elect to purchase any or all Common Shares or Class A Common Shares available by filing an election on the form and in the manner prescribed by the Compensation Committee and authorizing the Company to withhold compensation otherwise payable to the employee in the amounts necessary to pay for the subscribed Common Shares or Class A Common Shares. The withheld amounts of participants will be periodically transferred to an agent selected by the Compensation Committee to carry out specified functions under the Stock Purchase Plan (the "Agent"). The Agent will apply such amounts to the purchase of Common Shares or Class A Common Shares in the open market at the prevailing market price. To the extent shares of the class elected by an employee are not reasonably available for purchase in the open market when required by the Agent, the Agent may substitute shares of the other class. Common Shares and Class A Common Shares purchased by the Agent will be credited to the appropriate employee accounts established for each participant pursuant to the Stock Purchase Plan.

     In addition, the Compensation Committee of the Board of Directors may from time to time determine a number of shares to be offered to each employee for purchase under the Stock Purchase Plan each year. There may be either Common Shares, Class A Common Shares or a combination. In no event will an eligible employee be entitled to purchase in the aggregate more than 800 Common Shares or Class A Common Shares per year. Unless otherwise determined by the Compensation Committee, the subscription period for any such Common Shares or Class A Common Shares will commence one week after the filing of the Company's quarterly report on Form 10-Q for the third quarter and shall end on December 15 each year. The purchase price will be the fair market value (as determined by the Compensation Committee) of such shares on the last day of the subscription period or if there is no trading of such shares on such last day, the next succeeding trading day. An eligible employee may elect each year to purchase any or all of the offered Common Shares and Class A Common Shares by filing an election on the form and in the manner prescribed by the Compensation Committee. The employee must pay for the subscribed Common Shares and Class A Common Shares in a lump sum by withholding from compensation or such other manner as determined by the Compensation Committee. Subject to adjustment as provided in the Stock Purchase Plan, the aggregate number of Common Shares and Class A Common Shares issued or transferred and sold by the Company under the Stock Purchase Plan must not exceed 1,250,000 Common Shares and Class A Common Shares, which may be Common Shares or Class A Common Shares of original issuance or treasury shares.

     Common Shares and Class A Common Shares credited to participants' accounts will be held in the names of and on behalf of the participants by the Agent. Cash dividends will be reinvested in Common Shares or Class A Common Shares. To the extent practicable, dividends on Common Shares will be reinvested in Common Shares and dividends on Class A Common Shares will be reinvested in Class A Common Shares. If shares of either class are not reasonably available, either in the open market or from the Company, the Agent may reinvest dividends in the other class of stock or take such other action as the Compensation Committee may approve. Participants will be entitled to exercise voting rights applicable to Common Shares in their accounts. A participant may elect to withdraw any or all of the shares in his or her account at any time.

     The Stock Purchase Plan is to be administered by the Compensation Committee. The Compensation Committee may adopt and from time to time amend, modify or terminate the rules for the administration of the Stock Purchase Plan. In connection with its administration of the Stock Purchase Plan, the Compensation Committee is authorized to interpret the Stock Purchase Plan, the rules and other related agreements and documents. The Compensation Committee shall appoint the Agent and may delegate to it any of the Compensation Committee's powers or duties under the Stock Purchase Plan, except its authority to exercise discretion with respect to the timing and pricing of the Common Shares and the Class A Common Shares.

     All fees and expenses of the Stock Purchase Plan will be paid by the Company, including fees and expenses of the Agent and all brokerage commissions incurred in connection with open market purchases.

     The Stock Purchase Plan may be amended from time to time by the Compensation Committee, but without further approval by shareholders no such amendment shall cause the Stock Purchase Plan to cease to satisfy any applicable condition of Rule 16b-3 under the Securities Exchange Act of 1934.

     The Compensation Committee may provide for special terms for the purchase of Common Shares and Class A Common Shares by foreign nationals or employees outside the United States, not inconsistent with the terms of the Stock Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES
-------------------------------

     An eligible employee who elects to purchase Common Shares or Class A Common Shares under the Stock Purchase Plan will be subject to all applicable federal, state and local income and other taxes on amounts withheld from compensation otherwise payable to the employee. No other income will be recognized by a participant in connection with his purchase of shares under the Stock Purchase Plan, except to the extent that the Company pays any brokerage commissions. Brokerage commissions paid by the Company will result in the recognition of ordinary income to a participant in an amount equal to the portion of the brokerage commissions which is allocable to that participant's account. The basis of a participant in shares purchased will be the cost of the shares, including the allocable portion of brokerage commissions paid by the Company.

VOTE REQUIRED
-------------

     The affirmative vote of holders of a majority of outstanding Old Class A Common Stock and Old Common Stock of the Company present, or represented, and entitled to vote on the matter at the Annual Meeting, taken together as a single class, is necessary for approval of the Stock Purchase Plan. Unless otherwise directed, proxies in the accompanying form will be voted FOR the approval of the Stock Purchase Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE STOCK PURCHASE PLAN.

                      APPOINTMENT OF INDEPENDENT AUDITORS
                      -----------------------------------

                                   Item No. 6

     A proposal will be presented at the Annual Meeting to ratify the appointment of the firm of Ernst & Young LLP as independent auditors to examine the books of account and other records of the Company for the fiscal year ending December 31, 1995. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions. Although such ratification is not required by law, the Board of Directors believes that shareholders should be given this opportunity to express their views on the subject. While not binding on the Board of Directors, the failure of the shareholders to ratify the appointment of Ernst & Young LLP as the Company's independent auditors would be considered by the Board of Directors in determining whether or not to continue the engagement of Ernst & Young LLP.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS YOUR COMPANY'S INDEPENDENT AUDITORS.

                              SHAREHOLDER PROPOSAL
                              --------------------

                                   Item No. 7

PROPOSAL AND SUPPORTING STATEMENT OF PROPONENT
----------------------------------------------

     Allen Wolff, Trustee, who is the owner of 800 shares of the Old Common Stock of the Company, has submitted the following proposal and supporting statement for consideration and vote of the shareholders at the Annual Meeting. The Board of Directors and the Company accept no responsibility for the proposal or supporting statement. The proponent's address will be furnished promptly upon receipt of any oral or written request. Approval of the shareholder proposal requires the affirmative vote of the holders of a majority of the Old Common Stock and Old Class A Common Stock voted on the proposal at the Annual Meeting.

          In general, there are a number of things being done in corporate America that need to be changed. Among them are term restrictions for outside directors, paying of bonuses based on objective rather than subjective parameters, elimination of golden parachutes, stock options, payment in lieu of income tax (on excessive bonuses), elimination of retirement benefits for outside directors and many other things.

          Many stockholder proposals have been introduced to try to control compensation to directors and top management and to try to tie them in with profits and dividends, but management opposes this! Most shareholder proposals fail because (1) the investors are not organized and offer no alternatives, (2) management already controls a large number of votes and then rewards itself with more shares to vote against such proposals, (3) we are not playing on a level field; management gets to count unmarked proxies as voting in favor of their position and then is allowed to solicit proxies at the company's expense.

          I am particularly dismayed at the statement on proxies that says (in essence): "Proxies signed, but not specifically marked, will be voted as management has suggested".

          Management says that stockholders clearly understand how their votes will be counted if they don't put Xs in the boxes; yet many shareholders don't understand THAT, and it is especially true when shares are carried in street names. They say that this process allows the stockholder not to be burdened with making THREE OR FOUR Xs. WOW! How many shareholders even understand what they are being asked to vote upon?

          When I go to the polls and figure there is no clear choice among candidates and leave that space "unmarked", it is not voted in favor of the incumbent nor the incumbent's party; it is merely a non-vote.

          A similar proposal was made before Lincoln as one of five Ohio corporations last year and gathered a significant support (for a shareholder proposal) and although the "unmarked proxies" were counted in management's favor, not one of the five would reveal HOW MANY UNMARKED PROXIES HAD BEEN SO COUNTED.

          In 1994, less than 75% of the eligible shares were voted. This seems strange in an organization that is primarily owned by family and employees. Perhaps, knowing that the Board controls a majority of shares, the 25% who did not vote figured that their voice would have little impact, or feared having their name linked with a vote against management's wishes.

          Although the Board has over 50% of the votes and they recommended a vote AGAINST my proposal, over 33% of the voted shares DID NOT vote with the Board recommendations and including the UNREPRESENTED proxies, more than 50% of the eligible shares did NOT vote with the Board.

          Therefore, be it resolved that in future proxies of this company, there will be no discretionary power of voting by the named proxy-holder on any issue where no direction has been given, including ANY ISSUE "WHICH MAY PROPERLY COME UP AT THE MEETING".

STATEMENT AND RECOMMENDATION OF THE BOARD OF DIRECTORS
------------------------------------------------------

     The Board of Directors believes that the procedures currently employed for the voting and tabulation of proxies are both expedient and in full compliance with the proxy rules promulgated by the Commission and Ohio law. As set forth below, the Board of Directors recommends that shareholders vote AGAINST the proposal.

     As a convenience to each shareholder, each of the proxy cards indicates in boldface type the manner in which it will be voted on each matter before the meeting, if no other definitive direction is made. For example, the proxy card for the 1995 Annual Meeting of Shareholders states, "THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ABOVE, FOR THE RECAPITALIZATION AMENDMENT (Item
2), FOR THE ARTICLES AMENDMENT (Item 3), FOR THE REGULATIONS AMENDMENT (Item 4), FOR THE STOCK PURCHASE PLAN (Item 5), FOR RATIFICATION OF THE INDEPENDENT AUDITORS (Item 6) AND AGAINST THE SHAREHOLDER PROPOSAL (Item 7)." The Company believes that shareholders who utilize this convenience do so with full knowledge of how their shares will be voted.

     The proposal, if adopted, would require that executed proxy cards that are returned without specific "for", "against" or "abstain" designations be treated as abstentions. The Company has no cost effective means for ensuring that such abstentions were, in fact, intended by the shareholders to be abstentions. Additionally, management believes that the ease of the current procedures results in higher responses than would be expected if shareholders were required to mark each item on the proxy card.

     The Company does not believe that the proposal would improve the governance process. To the contrary, the proposal would eliminate a convenient means of tabulating votes.

VOTE REQUIRED
-------------

     The affirmative vote of holders of a majority of the outstanding Old Class A Common Stock and Old Common Stock of the Company present, or represented, and entitled to vote on the proposal at the Annual Meeting, taken together as a single class, is needed to approve the shareholder proposal. Unless otherwise directed, proxies in the accompanying form will be voted AGAINST the shareholder proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "AGAINST" THE SHAREHOLDER PROPOSAL.

                                 OTHER MATTERS
                                 -------------

     The Board of Directors knows of no other matters which are likely to be brought before the meeting, but if any such matters properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS
                             ---------------------

     Any proposal by shareholders intended to be presented at next year's Annual Meeting of shareholders, to be held in May of 1996, must be received by the Company, addressed to its principal executive offices at 22801 St. Clair Avenue, Cleveland, Ohio 44117-1199, Attention: Secretary, for inclusion in the Proxy Statement of the Company relating to such meeting on or before December 25, 1995.

THE LINCOLN ELECTRIC COMPANY

Frederick G. Stueber
Secretary

By Order of the Board of Directors

Euclid, Ohio

April 24, 1995

                                                                      APPENDIX A

            PROPOSED AMENDMENTS TO ARTICLES FOURTH, FIFTH AND SIXTH
                                       OF
               THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                          THE LINCOLN ELECTRIC COMPANY

     ARTICLE FOURTH: Section 1. The maximum number of shares which the Corporation is authorized to have outstanding is sixty-two million (62,000,000), consisting of thirty million (30,000,000) Common Shares, without par value ("Common Shares"), thirty million (30,000,000) Class A Common Shares, without par value ("Class A Common Shares") and two million (2,000,000) Class B Common Shares, without par value ("Class B Common Shares"). The shares of each class shall have the express terms set forth in this Article Fourth.

     Upon the Certificate of Amended and Restated Articles of Incorporation setting forth these amendments becoming effective pursuant to the Ohio General Corporation Law (the "Effective Time"), and without any further action on the part of the Corporation or its shareholders, (i) each whole share of Common Stock, without par value ("Old Common Stock") then issued shall automatically be changed and converted into one fully paid and nonassessable Common Share, (ii) each whole share of Class A Common Stock, without par value ("Old Class A Common Stock") then issued shall automatically be changed and converted into one fully paid and nonassessable Class B Common Share, (iii) certificates representing Old Common Stock outstanding prior to the Effective Time shall be deemed to represent the same number of Common Shares, and (iv) certificates representing Old Class A Common Stock outstanding prior to the Effective Time shall be deemed to represent the same number of Class B Common Shares.

     The powers, preferences and rights of the Common Shares, Class A Common Shares and Class B Common Shares (collectively, from and after the Effective Time, the "Common Equity") and the qualifications, limitations and restrictions thereof, shall in all respects be identical, except as otherwise required by law or as expressly provided in these Amended and Restated Articles of Incorporation.

     Section 2. Voting.

          Section 2.1. Each shareholder of the Corporation shall be entitled to one vote for each Common Share and each Class B Common Share standing in such shareholder's name on the books of the Corporation. Except as otherwise required by statute, the holders of Common Shares and Class B Common Shares shall vote together as one class on all matters.

          Section 2.2. The holders of Class A Common Shares shall not be entitled to vote on any matter submitted to shareholders for their vote, consent, waiver, release or other action except as required by statute.

     Section 3. Dividends. Dividends may be declared and paid to the holders of Common Shares, Class A Common Shares and Class B Common Shares in cash, property, or other securities of the Corporation (including shares of any class whether or not shares of such class are already outstanding) out of funds legally available therefor. No dividend shall be paid on the outstanding Common Shares, Class A Common Shares or Class B Common Shares unless an equal dividend per share is paid on each of the outstanding Common Shares, Class A Common Shares and Class B Common Shares subject to the following:

          (a) no cash dividend shall be declared or paid on one class of Common Equity unless a cash dividend of the same amount per share is simultaneously declared and paid on the other classes of Common Equity;

          (b) dividends payable on the Common Equity in capital stock shall be made to all holders of Common Equity provided that: (i) such a dividend on Class A Common Shares shall be paid or made only in Class A Common Shares; (ii) such a dividend on Class B Common Shares shall be paid or made only in the same class of Common Equity as paid on the Common Shares; and (iii) a dividend on Class A Common Shares paid or made in Class A Common Shares and a dividend on Common Shares and Class B Common Shares paid or made in either Common Shares, Class A Common Shares or Class B Common Shares (consistent with (ii) above) shall be deemed an equal dividend per share within the meaning of this Section 3 if paid in the same proportion regardless of the fair market value of such shares received in payment of such dividend.

     Section 4. Merger, Consolidation, Combination or Dissolution of the Corporation. In the event of merger, consolidation or combination of the Corporation with another entity (whether or not the Corporation is the surviving entity) or in the event of dissolution of the Corporation, holders of Class A Common Shares shall be entitled to receive in respect of each Class A Common Share the same indebtedness, other securities, cash, rights, or any other property, or any combination of shares, evidences of indebtedness, securities, cash, rights or any other property, as holders of Common Shares and Class B Common Shares shall be entitled to receive in respect to each share.

     Section 5. Splits or Combinations of Shares. If the Corporation shall in any manner split, subdivide or combine the outstanding Common Shares, Class A Common Shares or Class B Common Shares, the outstanding shares of the other such classes shall be proportionately split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other classes that have been split, subdivided or combined.

     Section 6. Change in Number of Authorized Class A Common Shares. The number of authorized Class A Common Shares may be increased or decreased (but not below the number then outstanding) by the affirmative vote of the holders of a majority of the aggregate number of outstanding Common Shares and Class B Common Shares entitled to vote in the election of directors voting as a single class.

     Section 7. No Preemptive Rights. No shareholder of the Corporation shall have any preemptive right as such shareholder to subscribe for or purchase shares of the Corporation.

     Section 8. Restrictions on Transfer of Class B Common Shares.

          Section 8.1. No sale, assignment, transfer, pledge, encumbrance or any other disposition of any Class B Common Shares may be made, except upon compliance with the provisions of Sections 8.1 through 8.4 of this Article Fourth (or the exception set forth in Section 8.2(b) below). Any purported or attempted disposition of the Class B Common Shares other than as permitted by this Article Fourth shall be void, and the last shareholder of record who acquired such shares in a manner not contrary to this Article Fourth shall be recognized as the holder of such shares for all purposes.

          Section 8.2. The Corporation shall have the sole, exclusive and unrestricted right, option and privilege to purchase, upon the occurrence of any of the events set forth below, any or all of the Class B Common Shares in a manner and at a price per share current at the time of the purchase of said shares as determined pursuant to the terms and provisions of Section 8.3 and 8.4 of this Article Fourth. The events are:

             (a) the death of a holder of Class B Common Shares; and

             (b) the determination of a holder of Class B Common Shares to sell, assign, transfer, pledge, give, encumber or in any other way dispose of all or any of said shares, except for any such disposition in the form of a distribution from The Lincoln Electric Company Employee Stock Ownership Plan ("Plan") pursuant to the terms and conditions of the Plan.

          Section 8.3. Upon the occurrence of either of the events specified in
     Section 8.2 above, the holder of Class B Common Shares, or the personal representative of said holder's estate, as the case may be, shall notify the Corporation in writing of the occurrence of any such event. If the Corporation shall elect to exercise any such right, option or privilege, it shall, not later than ninety (90) days after it shall have received written notice from the holder of Class B Common Shares or the personal representative of said holder's estate, as the case may be, of the occurrence of any such event, send written notice thereof to said holder or the personal representative of said holder's estate, as the case may be, of such shares at his or her last address as shown on the stock transfer records of the Corporation, or, in the event of the death of said holder, to such other address as may be so specified in the notice. The Corporation shall pay the purchase price (as determined pursuant to the terms and provisions of Section 8.4 of this Article Fourth) to the holder of such shares, or in the event of the death of said holder, to the personal representative of said holder's estate, immediately upon the delivery to the Corporation of the certificate or certificates representing the Class B Common Shares, duly endorsed for transfer and delivery to the Corporation, its successors, assigns or nominees. Upon delivery of the Corporation's written notice, all rights in and to the Class B Common Shares shall be vested solely in the Corporation, its successors, assigns or nominees. If the Corporation does not exercise its right to purchase any or all of the Class B Common Shares pursuant to the terms and provisions of this Article Fourth, such shares may be freely disposed of by the holder thereof or the personal representative of said holder's estate, as the case may be, not more than ninety (90) days after the expiration of the Corporation's repurchase period; provided, however, that any such Class B Common Shares so disposed of shall continue to be subject to the terms and provisions of this Article Fourth. Any Class B Common Shares not so disposed of shall continue to be subject in all respects to the restrictions and provisions contained in this Article Fourth.

          Section 8.4. The price, rounded to the nearest dollar, at which any Class B Common Share shall be bought or sold pursuant to the terms and provisions of this Article Fourth shall be:

             (a) the book value of such share in effect on the date of receipt by the Corporation of the above-described written notice, plus

             (b) the accrued unpaid dividends with respect to such share which were considered liabilities in determining book value.

     The book value used for this purpose shall be established each April 30 for the 12-month period, May 1 - April 30, following that date and shall be the book value as of the immediately preceding December 31 as shown in the Corporation's Audited Consolidated Financial Statements.

          Section 8.5. Any Class B Common Shares purchased by the Corporation pursuant to this Article Fourth shall be retired and restored to the status of authorized and unissued shares.

          Section 8.6. All share certificates representing Class B Common Shares shall contain a reference to the restrictions and provisions contained in this Article Fourth.

     Section 9. Class A Common Shares Protection Provisions.

          Section 9.1. If, after the Effective Time, a Person or group, as defined in Section 9.11, acquires beneficial ownership of shares representing 15% or more of the number of then outstanding Common Shares and such Person or group (a "Significant Shareholder") does not then beneficially own an equal or greater percentage of all then outstanding Class A Common Shares, all of which Class A Common Shares must have been acquired by such Significant Shareholder after the first issuance by the Corporation of Class A Common Shares (the "Distribution Date"), such Significant Shareholder must, within a ninety (90) day period beginning the day after becoming a Significant Shareholder, make a public cash tender offer in compliance with all applicable laws and regulations to acquire additional Class A Common Shares as provided in this Section 9 of Article Fourth (a "Class A Protection Transaction").

          Section 9.2. In each Class A Protection Transaction, the Significant Shareholder must make a public tender offer to acquire that number of additional Class A Common Shares determined by (i) multiplying the percentage of the number of outstanding Common Shares beneficially owned and acquired after the Effective Time by such Significant Shareholder by the total number of Class A Common Shares outstanding on the date such Person or group became a Significant Shareholder, and (ii) subtracting therefrom the excess (if any) of the number of Class A Common Shares beneficially owned by such Significant Shareholder on the date such Person or group became a Significant Shareholder (including shares acquired at or prior to the time such Person or group became a Significant

     Shareholder) over the number of Class A Common Shares beneficially owned on the Distribution Date (as adjusted for stock splits, stock dividends and similar recapitalization). The Significant Shareholder must acquire all shares validly tendered; or if the number of Class A Common Shares tendered to the Significant Shareholder exceeds the number of shares required to be acquired pursuant to this Section 9.2, the number of Class A Common Shares acquired from each tendering holder shall be pro rata based on the percentage that the number of shares tendered by such shareholder bears to the total number of shares tendered by all tendering holders.

          Section 9.3. The offer price for any Class A Common Shares required to be purchased by the Significant Shareholder pursuant to this Section 9 shall be the greatest of (i) the highest price per share paid by the Significant Shareholder for any Common Shares or Class A Common Shares during the six-month period ending on the date such Person or group became a Significant Shareholder, (ii) the highest reported sale price of a Common Share or Class A Common Share on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") National Market System (or such other securities exchange or quotation system as is then the principal trading market for such shares) during the 30 day period preceding such Person or group becoming a Significant Shareholder, and
     (iii) the highest reported sale price of a Common Share or Class A Common Share on the NASDAQ National Market System (or such other securities exchange or quotation system as is then the principal trading market for such shares) on the business day preceding the date the Significant Shareholder makes the tender offer required by this Section 9. For purposes of Section 9.4, the applicable date for each calculation required by clauses (i) and (ii) of the preceding sentence shall be the date on which the Significant Shareholder becomes required to engage in the subsequent Class A Protection Transaction for which such calculation is required. In the event that the Significant Shareholder has acquired Common Shares or Class A Common Shares in the six month period ending on the date such Person or group becomes a Significant Shareholder for consideration other than cash, the value of such consideration per Common Share or Class A Common Share shall be as determined in good faith by the Board of Directors.

          Section 9.4. A Class A Protection Transaction shall also be required to be effected by any Significant Shareholder each time that the Significant Shareholder acquires after the Effective Time beneficial ownership of additional Common Shares equal to or greater than the next higher integral multiple of 5% in excess of 15% (e.g., 20%, 25%, 30%, etc.) of the number of outstanding Common Shares if such Significant Shareholder does not then own an equal or greater percentage of the Class A Common Shares (all of which Class A Common Shares must have been acquired by such Significant Shareholder after the Distribution Date). Such Significant Shareholder shall be required to make a public cash tender offer to acquire that number of Class A Common Shares prescribed by the formula set forth in
     Section 9.2, and must acquire all shares validly tendered or a pro rata portion thereof, as specified in Section 9.2, at the price determined pursuant to Section 9.3, even if a previous Class A Protection Transaction resulted in fewer Class A Common Shares being tendered than required in the previous offer.

          Section 9.5. If any Significant Shareholder fails to make an offer required by this Section 9, or to purchase shares validly tendered and not withdrawn (after proration, if any), such Significant Shareholder shall not be entitled to vote any Common Shares beneficially owned by such Significant Shareholder unless and until such requirements are complied with or unless and until all Common Shares causing such offer requirement to be effective are no longer beneficially owned by such Significant Shareholder. The requirement to engage in a Class A Protection Transaction is satisfied by the making of the requisite offer and purchasing validly tendered shares pursuant to this Section 9, even if the number of shares tendered is less than the number of shares included in the required offer.

          Section 9.6. The Class A Protection Transaction requirement shall not apply to any increase in percentage beneficial ownership of Common Shares resulting solely from a change in the aggregate number of Common Shares outstanding, provided that any acquisition after such change which results in any Person or group beneficially owning fifteen percent (15%) or more of the number of outstanding Common Shares (or an additional 5% or more of the number of Common Shares after the last acquisition which triggered the requirement for a Class A Protection Transaction) shall be subject to any Class A Protection Transaction requirement that would be imposed pursuant to this Section 9.

          Section 9.7. In connection with Sections 9.1 through 9.4 of this
     Section 9, the following Common Shares shall be excluded for the purpose of determining the shares beneficially owned by such Person or group but not for the purpose of determining shares outstanding:

             (a) shares beneficially owned by such Person or group at the
                 Effective Time;

             (b) shares acquired by will or by the laws of descent and
                 distribution, or by gift that is made in good faith and not for the purpose of circumventing this Section 9 or by foreclosure of a bona fide loan;

             (c) shares acquired upon issuance or sale by the Corporation;

             (d) shares acquired by operation of law (including a merger or consolidation effected for the purpose of recapitalizing such Person or reincorporating such Person in another jurisdiction but excluding a merger or consolidation effected for the purpose of acquiring another Person);

             (e) shares acquired in exchange for Class A Common Shares by a holder of Class A Common Shares (or by a parent, lineal descendant or donee of such holder of Class A Common Shares who received such Class A Common Shares from such holder) if the Class A Common Shares so exchanged were acquired by such holder directly from the Corporation as a dividend on Common Shares; and

             (f) shares acquired by a plan of the Corporation qualified under
                 Section 401(a) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto, or acquired by reason of a distribution from such a plan.

          Section 9.8. In connection with Sections 9.1 through 9.4 of this
     Section 9, for purposes of calculating the number of Class A Common Shares beneficially owned by any Persons or group:

             (a) Class A Common Shares acquired by gift shall be deemed to be beneficially owned by such Person or member of a group if such gift was made in good faith and not for the purpose of circumventing the operations of this Section 9; and

             (b) only Class A Common Shares owned of record by such Person or member of a group or held by others as nominees of such Person or member of a group and identified as such to the Corporation shall be deemed to be beneficially owned by such Person or group (provided that Class A Common Shares with respect to which such Person or member of a group has sole investment and voting power shall be deemed to be beneficially owned thereby).

          Section 9.9. To the extent that the voting power of any Common Share cannot be exercised pursuant to this Section 9, that Common Share shall not be included in the determination of the voting power of the Corporation for any purpose under these Amended and Restated Articles of Incorporation or the Ohio Revised Code.

          Section 9.10. All calculations with respect to percentage beneficial ownership of issued and outstanding shares of either Common Shares or Class A Common Shares will be based upon the numbers of issued and outstanding shares reflected in either the records of or a certificate from the Corporation's stock transfer agent or reported by the Corporation on the last to be filed of (i) the Corporation's most recent Annual Report on Form 10-K, (ii) its most recent Quarterly Report on Form 10-Q, (iii) its most recent Current Report on Form 8-K, (iv) its most recent report on Form 10-C, and (v) its most recent definitive proxy statement filed with the Securities and Exchange Commission.

          Section 9.11. For purposes of this Section 9, the term "Person" means any individual, partnership, corporation, association, trust, or other entity (other than the Corporation). Subject to Sections 9.7 and

     9.8, "beneficial ownership" shall be determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor regulation and the formation or existence of a "group" shall be determined pursuant to Rule 13d-5(b) under the 1934 Act or any successor regulation, subject to the following qualifications:

          (a) relationships by blood or marriage between or among any Persons will not constitute any of such Persons as a member of a group with such other Person, absent affirmative attributes of concerted action; and

          (b) any Person acting in his official capacity as a director or officer of the Corporation shall not be deemed to beneficially own shares where such ownership exists solely by virtue of such Person's status as a trustee (or similar position) with respect to shares held by plans or trusts for the general benefit of employees or former employees of the Corporation, and actions taken or agreed to be taken by a Person in such Person's official capacity as an officer or director of the Corporation will not cause such Person to become a member of a group with any other Person.

     Section 10. Conversion of Class A Common Shares. Each outstanding Class A Common Share (whether or not then issued) shall convert automatically into one Common Share upon the earliest to occur of:

          (a) any time the aggregate of the outstanding Common Shares and Class B Common Shares as reflected on the stock transfer records of the Corporation is less than 20% of the aggregate number of outstanding Common Shares, Class A Common Shares and Class B Common Shares. For purposes of the immediately preceding sentence, any Common Shares, Class A Common Shares or Class B Common Shares repurchased by the Corporation and held as treasury shares or cancelled by the Corporation shall not be deemed "outstanding" from and after the date of repurchase;

          (b) the date ("Conversion Date") which shall be ten years from the Distribution Date of the Class A Common Shares as defined in
              Section 9.1; provided, however, that the Board of Directors by resolution adopted by two-thirds of the entire number of Directors then in office no earlier than thirty months and no later than twenty-four months prior to the initial or any subsequently established Conversion Date may extend the Conversion Date for an additional five years. Any such new Conversion Date and all subsequently extended Conversion Dates may be extended in like manner and for a like period; and

          (c) upon resolution by the Board of Directors if, as a result of the existence of the Class A Common Shares, either the Common Shares or Class A Common Shares is, or both are, excluded from quotation on the NASDAQ National Market System, and all other national quotation systems then in existence and are excluded from trading on all the principal national securities exchanges then in existence.

Upon such conversion, the total number of Common Shares the Corporation shall have authority to issue shall be 60,000,000 shares, and the total number of Class A Common Shares shall be zero (0) shares and all references to Class A Common Shares shall be of no further force or effect. In making the determination referred to in (a) or (c) of this Section 10, the Board of Directors may conclusively rely on any information or documentation available to it, including but not limited to filings made with the United States Securities and Exchange Commission, any stock exchange, the National Association of Securities Dealers, Inc. or any national quotation system or any other government or regulatory agency, or the records of or certification from the Corporation's stock transfer agent. At such time as set forth in (a), (b) or (c) of this Section 10, the Class A Common Shares shall be deemed to be automatically converted into Common Shares and stock certificates formerly representing Class A Common Shares shall thereupon and thereafter be deemed to represent a like number of Common Shares. The determination of the Board of Directors that either (a) or (c) of this Section 10 has occurred shall be conclusive and binding and the conversion of each Class A Common Share into one Common Share shall remain effective regardless of whether either (a) or (c) has occurred in fact.

     ARTICLE FIFTH: The Board of Directors of the Corporation is hereby authorized to fix at any time and from time to time the amount of consideration for which the Corporation may from time to time issue its shares without par value, whether now or hereafter authorized and whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class.

     ARTICLE SIXTH: The Corporation may from time to time pursuant to authorization by the Board of Directors and without action by the shareholders, purchase or otherwise acquire shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Board of Directors shall determine without regard to whether less consideration could be paid upon the purchase of the same number of shares of another class, subject, however, to such limitation or restriction, if any, as is contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question.

                                                                      APPENDIX B

                                 March 22, 1995

Recapitalization Committee of
  the Board of Directors
The Lincoln Electric Company
22801 St. Clair Avenue
Cleveland, Ohio 44117-1199

Dear Directors:

     In connection with the Recapitalization proposal ("Recapitalization") summarized below, the Recapitalization Committee of the Board of Directors of The Lincoln Electric Company (the "Corporation") has requested our opinion as to certain effects of the adoption of the Recapitalization. Specifically you have requested our opinion as to the effects of the Recapitalization, from a financial point of view and under current market conditions, upon the market liquidity for the Common Shares and Class A Common Shares, upon the ability of investors to buy and sell Common Shares or Class A Common Shares and upon the Corporation's ability to raise capital through an offering or offerings of the Class A Common Shares. You have also asked our opinion as to the effect of the Recapitalization upon the aggregate market value of the Corporation's common equity.

     The Recapitalization provides for among other things (i) the redesignation of the Old Common Stock as Common Shares; (ii) the redesignation of the Old Class A Common Stock as Class B Common Shares; (iii) an increase in the number of authorized Common Shares to 30 million shares; (iv) the creation of 30 million authorized Class A Common Shares; (v) a dividend of one (1) Class A Common Share for each Common Share or Class B Common Share; and (vi) the listing of the Common Shares and Class A Common Shares on the NASDAQ National Market. The Common Shares and Class A Common Shares will be substantially identical in all respects except that the Class A Common Shares will have no voting rights except as required by law. The Common Shares would continue to have one (1) vote per share and the Class B Common Shares would continue to have one (1) vote per share.

     In arriving at our opinion, we have (1) reviewed drafts of the Corporation's Proxy Statement to be dated April 24, 1995; (2) studied the historical financial statements of the Corporation; (3) examined the historical market and volume data of the Corporation and of companies with multiple classes of common stock with different voting rights; (4) reviewed voting rights and other terms of the classes of common stock for companies included in (3) above;
(5) analyzed data relating to the issuance of stock by companies with multiple classes of common stock with different voting rights; and (6) completed other analyses as we have deemed appropriate.

     William Blair & Company, as part of its securities sales and trading business, is a member of the New York and American Stock Exchanges and a major market maker in the over-the-counter market for equity securities. William Blair & Company has acted as an independent financial advisor to the Recapitalization Committee of the Board of Directors of the Corporation in connection with the Recapitalization. In consideration of our services, including the issuance of this letter, the Corporation has agreed to pay a fee.

     Based on the foregoing and other factors we deem relevant, it is our opinion that, from a financial point of view and under current market conditions, the adoption of the Recapitalization and any subsequent implementation would not have a material adverse effect (1) upon the market liquidity for the Common Shares; (2) upon the ability of investors to buy and sell Common Shares or Class A Common Shares; and (3) upon the Corporation's ability to raise capital through an offering or offerings of Class A Common Shares. In addition, it is our opinion that, from a financial point of view and under current market conditions, immediately after the announcement and implementation of the Recapitalization, the total market value of the Corporation's Common Shares, Class A Common Shares and Class B Common Shares will not be materially different than the total market value of the Corporation's Old Common Stock and Old Class A Common Stock immediately prior to the announcement and implementation of the Recapitalization.

                                            Sincerely yours,




                                            WILLIAM BLAIR & COMPANY

                                                                      APPENDIX C

             ARTICLE EIGHTH OF THE AMENDED AND RESTATED ARTICLES OF
                 INCORPORATION OF THE LINCOLN ELECTRIC COMPANY
           MARKED TO SHOW CHANGES PROPOSED BY THE ARTICLES AMENDMENT

     ARTICLE EIGHTH: Section 1. A higher than majority shareholder vote for certain Business Combinations (as defined below) shall be required as follows:

     A. In addition to any affirmative vote required by law or these Articles or the terms of any series of Preferred Stock or any other securities of the Corporation and except as otherwise expressly provided in Section 2 of this Article Eighth:

        (1) any merger or consolidation of the Corporation or any Subsidiary with (i) any Interested Shareholder or with (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareholder;

        (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions whether or not related) to an Interested Shareholder (or an Affiliate or Associate of an Interested Shareholder) of any assets of the Corporation or a Subsidiary having an aggregate Fair Market Value of $1,000,000 or more;

        (3) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions whether or not related) to or with the Corporation or a Subsidiary of any assets of an Interested Shareholder (or an Affiliate or Associate of an Interested Shareholder) having an aggregate Fair Market Value of $1,000,000 or more;

        (4) the issuance or sale by the Corporation or any Subsidiary (in one transaction or a series of transactions whether or not related) of any securities of the Corporation or of any Subsidiary to [any] *an* Interested Shareholder or any Affiliate or Associate of [any] *an* Interested Shareholder in exchange for cash, securities or other consideration (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more except an issuance of securities upon conversion of convertible securities of the Corporation or of a Subsidiary which were not acquired by such Interested Shareholder (or such Affiliate or Associate) from the Corporation or a Subsidiary;

        (5) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of [any] *an* Interested Shareholder or [any] *an* Affiliate or Associate of [any] *an* Interested Shareholder; or

        (6) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation [with any of its Subsidiaries] *or a Subsidiary* or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities or securities convertible into equity securities of the Corporation or [any] *a* Subsidiary which is directly or indirectly owned by any Interested Shareholder or [any] *an* Affiliate or Associate of [any] *an* Interested Shareholder;

     shall require the affirmative vote of (i) the holders of at least two-thirds of the combined voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in an annual election of Directors [(the "Voting Stock")] *or entitled by law or by the terms of the capital stock to vote on the transaction in question (the "Voting Shares")* and (ii) the holders of at least two-thirds of the combined voting power of the then outstanding Voting [Stock] *Shares* held by Disinterested Shareholders, in each case voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, by any other provisions of these Articles or by the terms of any series of Preferred Stock or any other securities of the Corporation.

Language indicated as being shown by strike out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

Language indicated as being shown with an underline in the typeset document is enclosed in asterisks "*" and "*" in the electronic format.

     B. The term "Business Combination" as used in this Article Eighth shall mean any transaction which is referred to in any one or more of clauses (1) through (6) of paragraph A of Section 1 of this Article Eighth.

     Section 2. The provisions of Section 1 of this Article Eighth shall not be applicable to any Business Combination, and such Business Combination shall require only such affirmative vote (if any) as is required by law, any other provisions of these Articles [or the terms of any class]*, the terms of any of the classes or series of Common Equity of the Corporation or of any of the classes* or series of capital stock of the Corporation entitled to a preference over the Common [Stock] *Equity* as to dividends or upon liquidation, or the terms of any other securities of the Corporation, if all of the conditions specified in either of the following paragraphs A or B are met:

     A. The Business Combination shall have been approved by a majority of the Disinterested Directors; or

     B. All the following six conditions shall have been met:

        (1) The transaction constituting the Business Combination shall provide for a consideration to be received by holders of Common [Stock] *Equity* in exchange for their Common [Stock] *Equity*, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common [Stock] *Equity* in such Business Combination shall be at least equal to the highest of the following:

           (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common [Stock] *Equity* beneficially owned by the Interested Shareholder which were acquired (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Shareholder, whichever is higher;

           (b) the Fair Market Value per share of Common [Stock] *Equity* on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the "Determination Date"), whichever is higher; and

           (c) (if applicable) the price per share equal to the Fair Market Value per share of Common [Stock] *Equity* determined pursuant to clause (b) immediately preceding, multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common [Stock] *Equity* beneficially owned by the Interested Shareholder which were acquired within the two-year period immediately prior to the Announcement Date to (y) the Fair Market Value per share of Common [Stock] *Equity* on the first day in such two-year period on which the Interested Shareholder beneficially owned any shares of Common [Stock] *Equity*, whether or not such Shareholder was an Interested Shareholder on that day.

        (2) If the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class of outstanding Voting [Stock] *Shares* other than Common [Stock] *Equity*, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of [shares of] such Voting [Stock] *Shares* shall be at least equal to the highest of the following (it being intended that the requirements of this clause B(2) shall be required to be met with respect to every class of outstanding Voting [Stock] *Shares*, whether or not the Interested Shareholder beneficially owns any shares of a particular class of Voting
        [Stock] *Shares)*:


           (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class of Voting [Stock] *Shares* beneficially owned by the Interested Shareholder which were acquired (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareholder, whichever is higher;

           (b) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting [Stock] *Shares* are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

           (c) the Fair Market Value per share of such class of Voting [Stock] *Shares* on the Announcement Date or on the Determination Date, whichever is higher; and

           (d) (if applicable) the price per share equal to the Fair Market Value per share of such class of Voting [Stock] *Shares* determined pursuant to clause (c) immediately preceding, multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class of Voting [Stock] *Shares* beneficially owned by the Interested Shareholder which were acquired within the two-year period immediately prior to the Announcement Date to (y) the Fair Market Value per share of such class of Voting [Stock] *Shares* on the first day in such two-year period on which the Interested Shareholder beneficially owned any shares of such class of Voting [Stock] *Shares*, whether or not such Shareholder was an Interested Shareholder on that day.

        (3) The consideration to be received by holders of a particular class of Voting [Stock (including] *Shares or* Common [Stock)] *Equity* shall be in cash or in the same form as was previously paid in order to acquire shares of such class of [Voting Stock] *shares* which are beneficially owned by the Interested Shareholder and, if the Interested Shareholder beneficially owns shares of any class of [Voting Stock] *shares* which were acquired with varying forms of consideration, the form of consideration to be received by the holders of such class of [Voting Stock] *shares* shall be either cash or the form used to acquire the largest number of shares of such class of Voting [Stock] *Shares* beneficially owned by it. The prices determined in accordance with clauses (1) and (2) of paragraph B of this Section 2 shall be subject to an appropriate adjustment in the event of any stock dividend, stock split, subdivision, combination of shares or similar event.

        (4) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:

           (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock or other capital stock entitled to a preference over the Common [Stock] *Equity* as to dividends or upon liquidation;

           (b) except as approved by a majority of the Disinterested Directors, there shall have been (x) no reduction in the annual amount of dividends paid on the Common [Stock] *Equity* (except as necessary to reflect any subdivision of the Common [Stock] *Equity)* and (y) no failure to increase the annual amount of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or similar transaction which has the effect of reducing the number of outstanding shares of the Common
           [Stock] *Equity*;

           (c) such Interested Shareholder shall not have become the beneficial owner of any additional [shares of] Voting [Stock] *Shares* except as part of the transaction in which it became an Interested Shareholder; and

           (d) there shall have always been at least four (4) Disinterested Directors on the Board of Directors.

        (5) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

        (6) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act*, rules, regulations* or subsequent provisions).

     Section 3. For purposes of this Article Eighth:

     A. A "person" shall mean any individual, a partnership, a corporation, an association, a trust or other entity.

     B. "Interested Shareholder" at any particular time shall mean any person (other than the Corporation or any Subsidiary or any employee benefit plan or trust of the Corporation or any Subsidiary) who or which:

        (1) is at such time the beneficial owner, directly or indirectly, of five percent (5%) or more of the voting power of the Voting [Stock] *Shares*;

        (2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of five percent (5%) or more of the voting power of the Voting [Stock] *Shares*; or

        (3) is at such time an assignee of or has otherwise succeeded to the beneficial ownership of any [shares of] Voting [Stock] *Shares* which were at any time within the two-year period immediately prior to the date in question beneficially owned by [any] *an* Interested Shareholder (as defined in (1) and (2) above), if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     C. "Disinterested Shareholder" shall mean a shareholder of the Corporation who is not [the] *an* Interested Shareholder (or an Affiliate or an Associate of [the] *an* Interested Shareholder) who is involved, directly or indirectly, in the proposed Business Combination in question, except that as used in Section 6 of this Article Eighth, the term "Disinterested Shareholder" shall mean a shareholder of the Company who is not an Interested Shareholder.

     D. A person shall be a "beneficial owner" of any [shares of] Voting [Stock] *Shares*:

        (1) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

        (2) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether or not such right is exercisable immediately) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

        (3) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any [shares of] Voting [Stock] *Shares*.

     E. For the purpose of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section 3, the number of [shares of] Voting [Stock] *Shares* deemed to be outstanding shall include shares deemed owned by an Interested Shareholder through application of paragraph D of this Section 3 but shall not include any other [shares of] Voting [Stock] *Shares* which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.


     F. "Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified "Associate", which is used to indicate a relationship with any person, means (1) any corporation or organization (other than the Corporation or a majority-owned subsidiary of the Corporation) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent *(10%)* or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Corporation or any of its parents or subsidiaries.

     G. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

     H. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with, and not a representative or nominee of, the Interested Shareholder who is involved, directly or indirectly, in the proposed Business Combination in question, and was (a) a member of the Board prior to the time that such Interested Shareholder became an Interested Shareholder or (b) recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then on the Board.

     I. "Fair Market Value" means: (a) in the case of stock, the highest closing sale price (or closing bid price for any day on which a closing sale price is not available) during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any other system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith. *If different classes of Common Equity of the Corporation have different Fair Market Values based on the determinations to be made under subsection (a), then the term "Fair Market Value" of Common Equity shall mean the highest value then ascribed to a share of any of the various classes of Common Equity.*

     J. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraph B of Section 2 of this Article Eighth shall include the shares of Common [Stock] *Equity* and the shares of any other class of outstanding Voting [Stock] *Shares* retained by the holders of such shares.

     [K. The term "class" of Voting Stock shall be deemed to refer to a series of Voting Stock where more than one series of Voting Stock is outstanding within a class of Voting Stock.]

     Section 4. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purpose of this Article Eighth, on the basis of information known to them after reasonable inquiry, (1) whether a person is an Interested Shareholder, (2) the number of [shares of] Voting [Stock] *Shares* beneficially owned by any person, (3) whether a person is an Affiliate or Associate [or] *of* another, (4) whether the requirements of
Section 2 of this Article Eighth have been met with respect to any Business Combination, and (5) whether the assets which are subject to any Business Combination have, or the consideration to be received for the issuance or transfer of securities by this Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more. Any such determination made in good faith shall be binding and conclusive on all parties.

     Section 5. Nothing contained in this Article Eighth shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

     Section 6. In addition to any requirements of law and any other provisions of these Articles or the terms of any class or series of capital stock of the Corporation entitled to a preference over the Common [Stock] *Equity* as to dividends or upon liquidation, or the terms of any other securities of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles or any such terms), the affirmative vote of

     A. the holders of two-thirds or more of the combined voting power of the Voting [Stock] *Shares*, voting together as a single class, and

     B. two-thirds of the combined voting power of the Voting [Stock] *Shares* held by the Disinterested Shareholders, voting together as a single class,

shall be required to amend, alter or repeal or adopt any provision inconsistent with, this Article Eighth.

                                                                      APPENDIX D

                 ARTICLES VI AND VII OF THE CODE OF REGULATIONS
                                       OF
                          THE LINCOLN ELECTRIC COMPANY
                                  AS MODIFIED
                  IN ACCORDANCE WITH THE REGULATIONS AMENDMENT

                                   ARTICLE VI
                                   ----------

                                   COMMITTEES
                                   ----------

1. Creation and Election. The Board of Directors may create, from time to time and from its own number, an Executive Committee or any other committee or committees of the Board of Directors to act in the intervals between meetings of the Board of Directors and may delegate to such committee or committees any of the authority of the Board of Directors other than that of filling vacancies among the Board of Directors or in any committee of the Board of Directors. No committee shall consist of less than three Directors. The Board of Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at a meeting of such committee. Except as above provided and except to the extent that its powers are limited by the Directors, the Executive Committee during the intervals between meetings of the Directors shall possess and may exercise, subject to the control and direction of the Directors, all of the powers of the Directors in the management and control of the business of the Corporation, regardless of whether such powers are specifically conferred by these Regulations. All action taken by the Executive Committee shall be reported to the Directors at their first meeting thereafter.

2. Quorum and Action. Unless otherwise ordered by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this section shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it.

                                  ARTICLE VII
                                  -----------

                                    OFFICERS
                                    --------

1. Officers. The Corporation may have a Chairman of the Board and shall have a President (both of whom shall be Directors), a Secretary and a Chief Financial Officer (who shall serve as Treasurer under Ohio law). The Corporation may also have one or more Vice Presidents and such other officers and assistant officers as the Board of Directors may deem necessary. All of the officers and assistant officers shall be elected by the Board of Directors.

2. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors regardless of whether such authority and duties are customarily incident to such office.

The Articles following proposed Article VII will be renumbered accordingly.

                 CURRENT VERSIONS OF ARTICLES VI, VII AND VIII
            OF THE CODE REGULATIONS OF THE LINCOLN ELECTRIC COMPANY

                                   ARTICLE VI
                                   ----------

                              EXECUTIVE COMMITTEE
                              -------------------

1. Number and Election. The Board of Directors may elect from its own number an Executive Committee consisting of three or more members. The Chairman of the Board and the President shall be members of such committee and the officer designated as Chief Executive Officer shall act as the Chairman thereof. The Board of Directors shall fill vacancies in the Executive Committee by election from the Directors and at all times it shall be the duty of the Board of Directors to keep the membership of such committee full.

2. Powers of Executive Committee. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all of the powers of the Board of Directors, in the management of the usual and ordinary affairs of the Corporation, subject, however, at all times to the control and direction of the Board of Directors.

3. Quorum. A majority of the Executive Committee shall be necessary to constitute a quorum and in every case the affirmative vote of a majority of the members shall be necessary to pass any resolution. A resolution, in writing, signed by all the members, shall be deemed the action of the Committee, although not formally convened, and record thereof shall be kept in the record book of the Committee under its proper date. The Committee shall keep a record of its proceedings and shall fix its own rules.

                                  ARTICLE VII
                                  -----------

                                    OFFICERS
                                    --------

1. Officers. The Directors shall, immediately after the adjournment of the meeting of shareholders at which they were elected, or as soon thereafter as is convenient, meet for organization and the election of officers, and for the transaction of such other business as may come before the meeting. No notice of such meeting shall be required. The Board of Directors shall, from its own number, annually elect a President and may elect a Chairman of the Board, each of whom shall hold office for one year and until their respective successors are chosen and qualified, and shall designate either the Chairman of the Board or the President as Chief Executive Officer of the Corporation. The Board of Directors may also from time to time choose such other officers (who need not be members of the Board) as it may deem necessary and fix the duties and authority thereof. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity, if such instrument is required by law or by the Articles, the Regulations, or the By-Laws to be executed, acknowledged, or verified by two or more officers.

2. Removal. The Board of Directors shall have the power, by a vote of three-fourths of the entire membership of the Board, to remove any officer of the Company and to fill any vacancy in any office for the unexpired term.

                                  ARTICLE VIII

                               DUTIES OF OFFICERS

1. Chairman of the Board. The Chairman of the Board, when such Chairman is elected, when present, shall preside at meetings of Directors and shareholders and perform such other duties as may be designated by the Board of Directors. If designated by the Board of Directors as Chief Executive Officer of the Corporation he shall have general control and management of the affairs of the Corporation, subject, however, to the direction and control of the Board of Directors, and shall be an ex officio member of all standing committees of the Board of Directors.

2. President. If designated by the Board of Directors as Chief Executive Officer of the Corporation, the President shall have general control and management of the affairs of the Corporation, subject, however, to the direction and control of the Board of Directors, and shall be an ex-officio member of all standing committees of the Board of Directors. If not so designated, the President shall have such duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In the absence of the Chairman of the Board, the President shall preside at meetings of Directors and shareholders.

3. Vice President. In the absence or disability of the Chairman of the Board, the President shall exercise the powers and perform the duties of the Chairman of the Board and in the absence or disability of the President a Vice President designated by the Board of Directors shall exercise the powers and perform the duties of the President. Each Vice President shall perform such other duties as shall from time to time be imposed upon him by the Chief Executive Officer or the Board of Directors. The performance of any such duty by any Vice President shall be conclusive evidence, to anyone dealing with the Corporation, of his authority to act.

4. Secretary. The Secretary shall keep the minutes of the proceedings of shareholders, Directors and committees and make proper record of the same, which shall be attested by him. He shall keep such books as may be required by the Board of Directors. He shall have charge of the seal, and until a Transfer Agent or Agents is appointed for the shares of the Corporation, he shall have charge of the certificate books of the Corporation, shall issue all certificates of shares, shall keep a record thereof, and shall prepare and furnish lists thereof when required by the Board of Directors, or at any meeting of shareholders.

       He shall also perform such other duties as may be required of him by the Board of Directors or Executive Committee.

5. Treasurer. The Treasurer shall keep and maintain full and accurate accounts of all receipts and disbursements of the Corporation. He shall
   prepare and lay      before shareholders such statements of profit and loss
   and such balance sheets as are required to be laid before such meetings, and shall mail, on request, a copy of such statement and balance sheet as required by law. He shall deposit all monies, checks and other obligations to the credit of the Corporation in such depositary or depositaries as may be designated by the Board of Directors, to be disbursed on signature of such officers and/or agents as the Board of Directors may designate. He shall render a statement of his accounts and transactions whenever required by the Board of Directors, and generally perform all duties incident to the office of Treasurer, subject to the control of the Chief Executive Officer, and also perform such other duties as may be required of him by the Chief Executive Officer or Board of Directors. In case the Treasurer shall die, resign, retire or be removed from office, all books, papers, vouchers, money and other property of whatsoever kind in his possession or under his control belonging to the Corporation shall be delivered to the Chief Executive Officer or as such Chief Executive Officer may direct.

6. Surety Bonds. If required by the Board of Directors, any officer of the Corporation shall give the Corporation a bond in such sum and with sureties satisfactory to the Board for the faithful performance of the duties of his office, the premium therefor to be paid by the Corporation.

7. Absence or Disability. In the absence or disability of any officer of the Corporation, the Board of Directors may delegate his powers and duties to any other executive officer or to any Director during such absence or disability, and the person so delegated shall for the time being be the officer whose powers and duties he so assumes.

                                                                      APPENDIX E

                          THE LINCOLN ELECTRIC COMPANY

                        1995 LINCOLN STOCK PURCHASE PLAN
                        --------------------------------

     1. PURPOSE. The purpose of the Lincoln Stock Purchase Plan (the "Plan") is to provide a means for employees of The Lincoln Electric Company, an Ohio corporation (the "Company"), and its subsidiaries to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of common shares of the Company.

     2. DEFINITIONS.  As used in the Plan,

          "Account" means an account established for a Participant pursuant to the Plan.

          "Agent" means the bank, trust company, broker or other agent or agents selected by the Committee to carry out specified functions under the Plan. An employee or other affiliate of the Company may serve as the Agent.

          "Board" means the Board of Directors of the Company.

          "Committee" means the Committee referred to in Section 8(a) hereof.

          "Common Shares" means the Voting Shares and the Non-Voting Shares, collectively.

          "Non-Voting Shares" means the Class A Common Shares, without par value, of the Company.

          "Participant" means an eligible employee who has elected to purchase Common Shares under the Plan and who has not withdrawn all of the Common Shares from his or her Account.

          "Rule 16b-3" means Rule 16b-3, as promulgated and amended from time to time by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor rule to the same effect.

          "Rules" shall mean the Rules adopted by the Committee for the administration of the Plan.

          "Subsidiary" means any corporation or other legal entity in which the Company owns, directly or indirectly, an equity interest and which has been designated by the Committee as an entity whose employees may participate in the Plan.

          "Voting Shares" means the Common Shares, without par value, of the Company.

     3. ELIGIBILITY. Except to the extent that the Committee may establish limitations on participation in the Plan, any employee (including any officer, whether or not such officer is also a director of the Company) who has been in the employ of the Company or any Subsidiary for at least one year shall be eligible to participate in the Plan. An eligible employee may elect to purchase either Voting Shares or Non-Voting Shares or both in any particular year to the extent the same are made available for purchase pursuant to the Plan.

     4. PURCHASE OF SHARES IN THE OPEN MARKET. Each eligible employee shall be entitled to purchase up to $10,000 worth of Voting Shares or Non-Voting Shares, as the employee may elect, per year. Any eligible employee may elect to purchase any or all of the Common Shares so made available to him or her by filing an election on the form and in the manner prescribed by the Committee and authorizing the Company to periodically withhold from any compensation otherwise payable to him or her the amounts necessary to purchase and pay for such shares. Amounts so withheld, combined with the funds of other Participants, shall be transferred periodically to the Agent and applied by the Agent to the purchase of such shares in the open market at prices prevailing from time to time. To the extent shares of the class elected by an employee are not reasonably available for purchase in the open market when required by the Agent, the Agent may substitute shares of the other class. All Common Shares purchased by the Agent shall thereupon be credited to the employees' Accounts.

     5. PURCHASE OF SHARES FROM THE COMPANY. (a) In addition to any Common Shares that are made available pursuant to Section 4 hereof, the Committee may from time to time determine a number of Common Shares to be offered to each eligible employee by the Company for purchase under the Plan each year and whether such Common Shares shall be Voting Shares or Non-Voting Shares or a combination thereof. In no event shall an eligible employee be entitled to purchase more than 800 Common Shares per year pursuant to this Section 5. Unless otherwise determined by the Committee, the subscription period for any Common Shares so offered shall commence one week after the filing with the Securities and Exchange Commission of the Company's quarterly report on Form 10-Q for the third quarter of each year and shall end on December 15 each year. The purchase price per share shall be the fair market value per share (as determined by the Committee) on the last day of the subscription period of the Common Shares to be sold or if there is no trading of such Common Shares on such last day, the next succeeding trading day.

     (b) Any eligible employee may elect to purchase any or all of the Common Shares offered to him or her pursuant to this Section 5 by filing an election on the form and in the manner prescribed by the Committee. Unless otherwise determined by the Committee, such election may be revoked by the employee up until the close of business on the last day of the subscription period. Such employee shall promptly pay for the shares so subscribed for in a lump sum either in cash, through withholding from compensation otherwise payable to him or her or by such other medium of payment as the Committee may approve. Unless otherwise determined by the Committee, amounts so paid by such employee shall be applied by the Company to the purchase of such shares from the Company, and the Common Shares so purchased shall thereupon be transferred to the Agent and credited to the employee's Account.

     (c) Subject to adjustment as provided in Section 7 hereof, the aggregate number of Common Shares issued or transferred and sold by the Company under the Plan shall not exceed 1,250,000. Such shares may be shares of original issuance or treasury shares.

     6. ACCOUNTS. Common Shares credited to the Accounts of Participants shall be held in the names and on behalf of the Participants by the Agent. Cash dividends shall be reinvested by the Agent in Common Shares, which shall be added to the Participants' Accounts. To the extent practicable, dividends shall be reinvested in Common Shares of the same class purchased by the agent in the open market. If shares of either class are not reasonably available for purchase on the open market when required by the Agent, the Agent may reinvest dividends in the other class of Common Shares. If shares of such other class are not so available, the Agent may offer to purchase shares of either class from the Company or take such other action as the Committee may approve. Participants shall be entitled to exercise all such voting rights as may be applicable to Common Shares credited to their Accounts. Any Participant may elect to withdraw any or all of the Common Shares from his or her Account at any time, whereupon such Participant shall be entitled to receive a certificate or certificates representing the number of full shares withdrawn, together with cash for any fractional share. The Committee may, however, require that a minimum number of shares be maintained in a Participant's Account if less than all shares are withdrawn.

     7. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The Committee may make or provide for such adjustments in the number or kind of Common Shares or other securities that may be sold under the Plan as the Committee in its sole discretion, exercised in good faith, may determine is required to reflect (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, separation, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase stock, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

     8. ADMINISTRATION. (a) This Plan shall be administered by the Compensation Committee of the Board. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. The Committee may adopt and from time to time amend, modify or terminate the Rules. Any action required by the Plan to be taken by the Committee may be taken through the Rules or by separate Committee action. The Committee shall appoint the Agent and may delegate to it any of its powers or duties under the Plan except its authority to exercise discretion with respect to the amount, timing and pricing of the offering of Common Shares pursuant to Section 5 hereof.

     (b) The interpretation and construction by the Committee of any provision of the Plan, the Rules or any related agreement, notification or document, and any determination by the Committee pursuant to any provision of the Plan, the Rules or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person, including, without limitation, any Participant and any person claiming by, through or under such Participant, for any such action taken or determination made in good faith.

     (c) All fees and expenses of the Plan shall be paid by the Company, including, without limitation, the fees and expenses of the Agent and all brokerage commissions incurred in connection with the purchase of Common Shares in the open market.

     9. AMENDMENTS. This Plan may be amended from time to time by the Committee; provided, however, except as expressly authorized by this Plan, no such amendment shall cause the Plan to cease to satisfy any applicable condition of Rule 16b-3, without the further approval of the shareholders of the Company.

     10. INTERNATIONAL EMPLOYEES. In order to further the purposes of the Plan, the Committee may provide for such special terms for purchases of Common Shares by Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

     11. MISCELLANEOUS. (a) To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant under the Plan, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of any taxes required to be withheld.

     (b) The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time.

     (c) Participation in the Plan shall not preclude a Participant from participating in any other stock purchase plan of the Company, including, without limitation, any Company stock fund created under any 401(k) savings plan.

     (d) The Plan is intended to comply with Rule 16b-3 as in effect prior to May 1, 1991. The Committee may at any time elect that Rule 16b-3 as in effect on and after such date shall apply to the Plan.

     (e) Effectiveness of the Plan is subject to approval of the Plan by the Company's shareholders, and the Plan shall be implemented by the Committee following consummation of the Recapitalization Amendment contemplated by the Company's Proxy Statement for its annual meeting to be held in 1995.

                            THE LINCOLN ELECTRIC COMPANY

                 PROXY FOR 1995 ANNUAL MEETING OF SHAREHOLDERS
  P             (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

  R The undersigned hereby appoints Donald F. Hastings, H. Jay Elliott and Frederick G. Stueber, and each of them, as Proxies, with full power
  O of substitution, to vote and act on behalf of the undersigned at the Annual Meeting of Shareholders of The Lincoln Electric Company to be
  X held at Landerhaven, 6111 Landerhaven Drive, Mayfield Heights, Ohio 44124 on May 23, 1995, at 7:00 P.M., or at any adjournment thereof, on
  Y     all matters coming before the meeting.

               Election of Directors for term ending 1998, Nominees:            (change of address)
               Frederick W. Mackenbach, Lawrence O. Selhorst, Craig          __________________________________________
               R. Smith and Kathryn Jo Lincoln                               __________________________________________
                                                                             __________________________________________
                                                                             __________________________________________
                                                                            (If you have written in the above
                                                                             space, please mark the corresponding
                                                                             box on the reverse side of this card.)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
    DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS
    MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR
    NOMINEES LISTED ABOVE, FOR THE RECAPITALIZATION AMENDMENT (Item 2),
    FOR THE ARTICLES AMENDMENT (Item 3), FOR THE REGULATIONS AMENDMENT
    (Item 4), FOR THE STOCK PURCHASE PLAN (Item 5), FOR RATIFICATION OF
    THE INDEPENDENT AUDITORS (Item 6) AND AGAINST THE SHAREHOLDER
    PROPOSAL (Item 7).
                                                                                                           SEE REVERSE
                                                                                                              SIDE



     / X /  PLEASE MARK YOUR                                          SHARES IN YOUR NAME
            VOTES AS IN THIS
            EXAMPLE.

DIRECTORS RECOMMEND A VOTE FOR         DIRECTORS RECOMMEND A VOTE FOR             DIRECTORS RECOMMEND A VOTE FOR
                  FOR    WITHHELD                        FOR    AGAINST   ABSTAIN                         FOR    AGAINST   ABSTAIN
1. Election of   /   /   /   /     2. The Recapitaliza- /   /   /   /     /   /   4. The Regulations       /   /   /   /     /   /
   Directors                          tion Amendment                                 Amendment
   (see reverse)

For, except vote withheld from     3. The Articles     /   /   /   /     /   /    5. The Stock             /   /   /   /     /   /
the following nominee(s):             Amendment                                      Purchase Plan

                                                                                  6. Ratification of In-   /   /   /   /    /    /
                                                                                     dependent Auditors
______________________________

                                                                                  DIRECTORS RECOMMEND A VOTE AGAINST

                                                       Change  /   /              7. The Shareholder      /    /   /   /    /    /
                                                         of                          Proposal
                                                       Address

                                                       Attend  /   /                    In their discretion, the Proxies are autho-
                                                       Meeting                          rized to vote upon such other business
                                                                                        as may properly come before this meeting.

     SIGNATURE(S)____________________________________________________  DATE ___________________

     SIGNATURE(S)____________________________________________________  DATE ___________________
     NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
